                                                                     EXHIBIT 2.1


                                    AGREEMENT

                                       AND

                             PLAN OF REORGANIZATION

                                      AMONG

                            VIRAGE LOGIC CORPORATION,

                            IN-CHIP ACQUISITION, INC.

                                       AND

                              IN-CHIP SYSTEMS, INC.

                                   May 4, 2002



 THE SYMBOL "[***]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN
  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                TABLE OF CONTENTS

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                                                                                          PAGE
                                                                                          ----
TABLE OF CONTENTS...........................................................................i

Index of Defined Terms......................................................................i

RECITALS....................................................................................1

ARTICLE I THE MERGER........................................................................1

        Section 1.1   The Merger............................................................1
        Section 1.2   Closing; Effective Time...............................................1
        Section 1.3   Effect of the Merger..................................................2
        Section 1.4   Articles of Incorporation; Bylaws.....................................2
        Section 1.5   Directors and Officers................................................2
        Section 1.6   Effect on Capital Stock...............................................2
        Section 1.7   Surrender of Certificates.............................................5
        Section 1.8   No Further Ownership Rights in Company Common Stock...................7
        Section 1.9   Lost, Stolen or Destroyed Certificates................................7
        Section 1.10  Taking of Necessary Action; Further Action............................8
        Section 1.11  Withholding Rights....................................................8

ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY........................................8

        Section 2.1   Organization of Company...............................................8
        Section 2.2   Company Capital Structure.............................................8
        Section 2.3   Authority............................................................10
        Section 2.4   No Conflict..........................................................10
        Section 2.5   Consents.............................................................11
        Section 2.6   Company Financial Statements.........................................11
        Section 2.7   No Undisclosed Liabilities...........................................11
        Section 2.8   No Changes...........................................................12
        Section 2.9   Tax Matters..........................................................14
        Section 2.10  Restrictions on Business Activities..................................16
        Section 2.11  Title to Properties; Absence of Liens and Encumbrances;
                      Condition of Equipment...............................................16
        Section 2.12  Intellectual Property................................................17
        Section 2.13  Agreements, Contracts and Commitments................................19
        Section 2.14  Interested Party Transactions........................................20
        Section 2.15  Governmental Authorization...........................................21
        Section 2.16  Litigation...........................................................21
        Section 2.17  Accounts Receivable..................................................21
        Section 2.18  Minute Books.........................................................21
        Section 2.19  Environmental Matters................................................21
        Section 2.20  Brokers' and Finders' Fees; Third Party Expenses.....................22
        Section 2.21  Employee Benefit Plans and Compensation..............................23
        Section 2.22  Insurance............................................................26
        Section 2.23  Compliance with Laws.................................................26
        Section 2.24  Complete Copies of Materials.........................................26




 THE SYMBOL "[***]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN
  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........................26

        Section 3.1   Organization, Standing and Power.....................................26
        Section 3.2   Authority............................................................27
        Section 3.3   SEC Documents; Financial Statements..................................27
        Section 3.4   Capital Structure....................................................28
        Section 3.5   Litigation...........................................................29
        Section 3.6   Absence of Certain Changes...........................................29
        Section 3.7   Absence of Undisclosed Liabilities...................................29
        Section 3.8   Interim Operations of Merger Sub.....................................29

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.............................................29

        Section 4.1   Conduct of Business of Company.......................................29
        Section 4.2   No Solicitation......................................................32

ARTICLE V ADDITIONAL AGREEMENTS............................................................33

        Section 5.1   Preparation of Information Statement.................................33
        Section 5.2   Approval of the Company Shareholders.................................34
        Section 5.3   Sale of Shares Pursuant to Regulation D..............................34
        Section 5.4   Access to Information................................................34
        Section 5.5   Confidentiality......................................................34
        Section 5.6   Public Disclosure....................................................35
        Section 5.7   Reasonable Best Efforts..............................................35
        Section 5.8   Notice of Certain Events.............................................36
        Section 5.9   Blue Sky Laws........................................................37
        Section 5.10  Nonaccredited Shareholders...........................................37
        Section 5.11  Employees............................................................37
        Section 5.12  Expenses.............................................................37
        Section 5.13  Registration of Shares of Parent Common Stock Issued in the
                      Merger...............................................................37
        Section 5.14  Employee Benefits....................................................41
        Section 5.15  Incentive Bonus Pool.................................................41
        Section 5.16  Option Grants........................................................42
        Section 5.17  Repurchase Right.....................................................42
        Section 5.18  Amendment to Articles of Incorporation...............................42
        Section 5.19  Amendment to 2001 Plan...............................................42
        Section 5.20  Purchase Price Adjustment............................................42
        Section 5.21  Tax Matters..........................................................43
        Section 5.22  Indemnification of Company Officers and Directors....................44
        Section 5.23  Consents.............................................................44

ARTICLE VI CONDITIONS TO THE MERGER........................................................44

        Section 6.1   Conditions to Obligations of Each Party to Effect the
                      Merger...............................................................44
        Section 6.2   Additional Conditions to the Obligations of Parent and
                      Merger Sub...........................................................45
        Section 6.3   Additional Conditions to Obligations of Company......................46

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER..............................................48

        Section 7.1   Termination..........................................................48
        Section 7.2   Effect of Termination................................................48
        Section 7.3   Amendment............................................................48
        Section 7.4   Extension, Waiver....................................................49



                                       ii



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  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ARTICLE VIII INDEMNIFICATION...............................................................49

        Section 8.1   Indemnification......................................................49
        Section 8.2   Claims by Company or Parent Indemnitees..............................51
        Section 8.3   Resolution of Conflicts and Arbitration..............................52
        Section 8.4   Shareholders' Agent..................................................52
        Section 8.5   Actions of the Shareholders' Agent...................................53

ARTICLE IX GENERAL PROVISIONS..............................................................54

        Section 9.1   Notices..............................................................54
        Section 9.2   Definitions..........................................................55
        Section 9.3   Counterparts.........................................................56
        Section 9.4   Entire Agreement; Nonassignability; Parties in Interest..............56
        Section 9.5   Severability.........................................................56
        Section 9.6   Remedies Cumulative..................................................56
        Section 9.7   Governing Law........................................................56
        Section 9.8   Waiver of Jury Trial.................................................56
        Section 9.9   Rules of Construction................................................57
        Section 9.10  No Third Party Beneficiaries.........................................57



                                      iii



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  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                             Index of Defined Terms

Defined Term                                                                         Section
------------                                                                       -----------
2001 Plan...............................................................................2.2(b)
Acquisition Proposal....................................................................4.2(a)
Affiliate..............................................................................2.21(a)
Aggregate Exercise Price.............................................................1.6(a)(i)
Agreement.............................................................................Preamble
Agreement of Merger........................................................................1.1
Assumed Option......................................................................1.6(d)(ii)
Average Closing Price................................................................1.6(a)(v)
business day...........................................................................5.13(c)
California Law.............................................................................1.1
Cash Merger Consideration...............................................................1.6(a)
Cash Payment Funds......................................................................1.7(b)
Certificates............................................................................1.7(c)
Closing....................................................................................1.2
Closing Date...............................................................................1.2
COBRA..................................................................................2.21(a)
Code..................................................................................Recitals
Company...............................................................................Preamble
Company Authorizations....................................................................2.15
Company Common Stock..................................................................Recitals
Company Common Stock Outstanding....................................................1.6(a)(iv)
Company Disclosure Schedule.................................................................II
Company Employee.......................................................................5.14(a)
Company Employee Plan..................................................................2.21(a)
Company Indemnified Persons.............................................................8.1(c)
Company Indemnified Officer or Director...................................................5.22
Company Intellectual Property..........................................................2.12(a)
Company Options....................................................................1.6(a)(iii)
Company Products........................................................................4.1(g)
Company Shareholder.....................................................................1.6(f)
Company Registered Intellectual Property...............................................2.12(a)
Company Registered Intellectual Property Rights........................................2.12(b)
Conflict...................................................................................2.4
Confidentiality Agreement..................................................................5.5
Contracts...............................................................................2.4(a)
Copyrights.............................................................................2.12(a)
Current Balance Sheet......................................................................2.6
Damages.................................................................................8.1(b)
Dissenting Shareholder..................................................................1.6(g)
Dissenting Shares.......................................................................1.6(g)
DOL....................................................................................2.21(a)
Effective Time.............................................................................1.2
Effective Time Balance Sheet...........................................................5.20(a)
Employee...............................................................................2.21(a)
Employment Agreement...................................................................2.21(a)
Environmental Permits..................................................................2.19(d)

ERISA..................................................................................2.21(a)
Equipment..............................................................................2.11(c)
Exchange Act...............................................................................3.3
Exchange Agent..........................................................................1.7(a)
Exchange Fund...........................................................................1.7(b)
Founder...............................................................................Recitals
Founder Shares............................................................................5.17
Fully Diluted Common Stock Outstanding.............................................1.6(a)(iii)
GAAP.......................................................................................2.6
Governmental Entity........................................................................2.5
Hazardous Material.....................................................................2.19(a)
Hazardous Materials Activities.........................................................2.19(b)
Holder.................................................................................5.13(a)
Holder Indemnitee......................................................................5.13(e)
Incentive Bonus Pool......................................................................5.15
Indemnification Notice..................................................................8.2(a)
Indemnified Party.......................................................................8.2(a)
Indemnifying Party......................................................................8.2(a)
Information Statement...................................................................5.1(a)
Initial Cash Merger Consideration.......................................................1.6(b)
Installment ..............................................................................5.15
Installment Cash Merger Consideration...................................................1.6(b)
Intellectual Property..................................................................2.12(a)
Intellectual Property Rights...........................................................2.12(a)
Interim Financials.........................................................................2.6
Interim Period.........................................................................5.20(a)
International Employee Plan............................................................2.21(a)
Investor Representation Statement..........................................................5.3
IRS....................................................................................2.21(a)
Key Shareholders..........................................................................5.11
knowledge...............................................................................9.2(b)
Liens...................................................................................2.4(a)
Mask Works.............................................................................2.12(a)
Material................................................................................9.2(c)
Material Adverse Effect.................................................................9.2(d)
Merger................................................................................Recitals
Merger Consideration.................................................................1.6(a)(i)
Merger Sub............................................................................Preamble
Multiemployer Plan.....................................................................2.21(a)
NASD.......................................................................................3.2
Net Assets..............................................................................2.8(k)
New Company Employees.....................................................................5.15
Parent................................................................................Preamble
Parent Common Stock..................................................................1.6(a)(i)
Parent Disclosure Schedule.........................................................ARTICLE III
Parent ESPPs...............................................................................3.4
Parent Financial Statements................................................................3.3
Parent Indemnified Persons..............................................................8.1(b)
Parent Indemnitee......................................................................5.13(f)
Parent Stock Plans.........................................................................3.4
Parent SEC Documents.......................................................................3.3

Patents................................................................................2.12(a)
Pension Plan...........................................................................2.21(a)
Per Share Cash Merger Consideration.....................................................1.6(a)
Per Share Merger Consideration......................................................1.6(a)(ii)
Person..................................................................................9.2(e)
Proceeding..............................................................................2.8(q)
PTO....................................................................................2.12(b)
Registered Intellectual Property.......................................................2.12(b)
Registrable Securities.................................................................5.13(a)
Registration Indemnified Person........................................................5.13(g)
Registration Indemnifying Person.......................................................5.13(g)
Registration Statement.................................................................5.13(a)
Related Agreements......................................................................2.2(b)
Repurchasable Shares......................................................................5.17
Resumption Notice......................................................................5.13(c)
Retention Agreement.......................................................................5.11
Returns..............................................................................2.9(b)(i)
SEC........................................................................................3.2
Securities Act..........................................................................1.6(i)
Shareholders' Agent.....................................................................8.4(a)
Stock Exchange Ratio................................................................1.6(a)(iv)
Stock Merger Consideration...........................................................1.6(a)(v)
Subsidiary..............................................................................9.2(f)
Surviving Corporation......................................................................1.1
Suspension Notice......................................................................5.13(c)
Suspension Right.......................................................................5.13(c)
Tax(es).................................................................................2.9(a)
Trademarks.............................................................................2.12(a)
Voting Agreement......................................................................Recitals
Year-End Financials........................................................................2.6

                      AGREEMENT AND PLAN OF REORGANIZATION

        This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of May 4, 2002 by and among Virage Logic Corporation, a Delaware corporation ("Parent"), In-Chip Acquisition, Inc., a California corporation ("Merger Sub") and wholly-owned subsidiary of Parent, and In-Chip Systems, Inc., a California corporation ("Company").

                                    RECITALS

        A. The Boards of Directors of each of Company, Parent and Merger Sub believe it is in the best interests of their respective companies and the shareholders of their respective companies that Company and Merger Sub combine into a single company through the statutory merger of Company with and into Merger Sub (the "Merger") and, in furtherance thereof, have approved the Merger.

        B. Pursuant to the Merger, among other things, the outstanding shares of Company Common Stock, no par value per share ("Company Common Stock"), shall be converted into the right to receive the Merger Consideration upon the terms and subject to the conditions set forth herein.

        C. Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

        D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

        E. Concurrent with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, Tushar Gheewala ("Founder"), a shareholder, officer and director of the Company on the date hereof, has entered into an agreement (the "Voting Agreement") to vote the shares of Company Common Stock beneficially owned by him to approve the Merger.

        NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable, consideration, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

        Section 1.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement, the Agreement of Merger attached hereto as Exhibit 1.1 (the "Agreement of Merger"), and the applicable provisions of the California Corporations Code ("California Law"), Company shall be merged with and into Merger Sub, the separate corporate existence of Company shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

        Section 1.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable, but no later than two (2) business days, after the satisfaction or waiver (subject to applicable law) of each of the conditions set forth in Article VI hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Heller Ehrman White & McAuliffe LLP, 275

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

Middlefield Road, Menlo Park, CA 94025, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Agreement of Merger with the Secretary of State of the State of California, in accordance with the relevant provisions of California Law (the time of such filing being the "Effective Time").

        Section 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Agreement of Merger and the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        Section 1.4 Articles of Incorporation; Bylaws.

                (a) The articles of incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with California Law and such articles of incorporation, except that Article FIRST thereof shall read as follows: "The name of the Corporation is In-Chip Systems, Inc."

                (b) The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended.

        Section 1.5 Directors and Officers. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, until the earlier of their resignation or removal or their respective successors are duly elected or appointed and qualified, as the case may be.

        Section 1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of Company's securities:

                (a) Conversion of Capital Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted and exchanged into the right to receive (A) an amount of cash determined by dividing $5,500,000 (the "Cash Merger Consideration"), as adjusted pursuant to Section 5.20, by the Company Common Stock Outstanding (the "Per Share Cash Merger Consideration") (calculated to the nearest five (5) decimal places), and (B) such portion of a share of Parent Common as is necessary so that the value of such portion (as determined based upon the Average Closing Price), when added to the Per Share Cash Merger Consideration in (A) above equals the Per Share Merger Consideration, together with cash in lieu of any fraction of a share of Parent Common Stock pursuant to Section 1.6(f), upon surrender of Certificates pursuant to Section 1.7. For purposes of this Agreement:

                        (i) The "Merger Consideration" shall be $17,000,000,
                adjusted to take into account any changes to the Cash Merger Consideration under Section 5.20, payable in cash and Parent Common Stock, $0.001 par value per share ("Parent Common Stock").

                        (ii) The "Per Share Merger Consideration" shall be
                determined by dividing (A) the Fully Diluted Common Stock Outstanding into (B) the sum of $17,000,000, as adjusted pursuant to Section 5.20, plus the total proceeds Company would receive if all outstanding but unexercised Company Options were deemed to be exercised (the

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              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                "Aggregate Exercise Price"). The Per Share Merger Consideration shall be calculated to the nearest five (5) decimal places.

                        (iii) The "Fully Diluted Common Stock Outstanding" means
                the Company Common Stock Outstanding plus the total number of shares of Company Common Stock reserved for issuance upon the exercise of all options to purchase Company Common Stock outstanding as of the Effective Time under the 2001 Plan ("Company Options").

                        (iv) "Company Common Stock Outstanding" means the total
                number of shares of Company Common Stock issued and outstanding as of the Effective Time.

                        (v) The total number of shares of Parent Common Stock
                available for issuance as consideration in the Merger pursuant to Section 1.6(a) ("Stock Merger Consideration") shall be determined by dividing (A) the sum of $11,500,000 and the Aggregate Exercise Price by (B) $17.68200 (the "Average Closing Price"), representing the average of the closing prices of Parent Common Stock as reported on the Nasdaq National Market during the five (5) trading days ending two (2) days prior to the date of this Agreement. The Average Closing Price shall be calculated to the nearest five (5) decimal places, and the Stock Merger Consideration shall be rounded down to the nearest whole share.

                (b) Time of Payment of Cash Consideration. Parent shall pay each Company Shareholder such shareholder's pro rata share, in accordance with Section 1.6(a), of $4,000,000 of the Cash Merger Consideration plus any amount payable by Parent pursuant to Section 5.20 (the "Initial Cash Merger Consideration") upon surrender of Certificates pursuant to
        Section 1.7 or in accordance with Section 5.20, if applicable. Subject to the surrender of Certificates pursuant to Section 1.7 and the indemnification provisions of Section 8.1, Parent shall also pay the remaining $1,500,000 of the Cash Merger Consideration (the "Installment Cash Merger Consideration") in three installments of $500,000 each on March 15, 2003, March 15, 2004 and March 15, 2005 to each Company Shareholder based on such shareholder's pro rata share at the Effective Time, in accordance with Section 1.6(a).

                (c) Cancellation of Company Capital Stock Owned by Parent. At the Effective Time, each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                (d) Company Stock Options.

                        (i) At the Effective Time, the 2001 Plan and all Company
                Options, whether vested or unvested, shall be assumed by Parent.

                        (ii) At the Effective Time, each of the Company Options
                which are then outstanding and have not been terminated, exercised or otherwise converted as of the Effective Time (the "Assumed Options") shall cease to represent the right to acquire Company Common Stock and shall, by virtue of the Merger and without any further action on the part of any holder thereof, be converted into and become the right to acquire a number of shares of Parent Common Stock as determined herein. The shares of Stock Merger Consideration remaining after converting and exchanging the Company Common Stock Outstanding pursuant to
                Section 1.6(a)(A) and (B) above shall be allocated pro rata

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  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                (calculated to the nearest five (5) decimal places) to Company Options at an exercise price determined by multiplying (A) the exercise price immediately prior to the Effective Time for each Company Option by (B) a fraction determined by dividing the Company Options by the total number of shares of Stock Merger Consideration allocated to Company Option Holders pursuant to this subsection (ii). The exercise price shall be rounded up to the nearest cent.

                        (iii) Company shall take all actions necessary to ensure
                that following the Effective Time no holder of any Company Options or rights pursuant to, nor any participant in, the 2001 Plan, or any other plan, program or arrangement providing for the issuance or grant of any interest in respect of the capital stock of Company will have any right thereunder to acquire equity securities, or any right to payment in respect of the equity securities, of the capital stock of Company or the Surviving Corporation, except as provided in subsection (ii) above.

                        (iv) Parent shall take all corporate action necessary to
                reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Assumed Options in accordance with this Section 1.6(d).

                (e) Capital Stock of Merger Sub. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding, unchanged by reason of the Merger, as one fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of shares of Company Common Stock (the "Company Shareholder") who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction multiplied by (ii) the Average Closing Price.

                (g) Dissenters' Rights. Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock held by a holder who demands and perfects such holder's right for appraisal of such shares after the Effective Time in accordance with California Law ("Dissenting Shares"), if any, shall not be converted into the Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to California Law. Surviving Corporation shall give Parent prompt notice of any demand received by Surviving Corporation to require Surviving Corporation to purchase shares of Company Common Stock, and Parent shall have the right to direct and participate in all negotiations and proceedings with respect to such demand. Surviving Corporation agrees that, except with the prior written consent of Parent, or as required under the California Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of California Law, becomes entitled to payment of the fair value for shares of Company Common Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If any Dissenting Shares shall lose their status as Dissenting Shares, Parent shall issue and deliver, upon surrender by such shareholder of certificates representing shares of Company Common Stock, the

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  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        portion of the Merger Consideration to which such shareholder would otherwise be entitled under this Section 1.6.

                (h) Restricted Stock. If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Company or under which Company has any rights, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will to the same extent also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

                (i) Certificate Legends. The issuance of the shares of Parent Common Stock pursuant to this Article I shall not have been registered and such shares shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. Each certificate evidencing shares of Parent Common Stock to be issued pursuant to this Article I shall bear the following legend, in addition to any legends required by state securities laws:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT AND AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                (j) Adjustments to Exchange Ratio. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Parent shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Stock Merger Consideration and any shares issuable or amounts payable pursuant to the Merger or otherwise pursuant to this Agreement shall be appropriately adjusted.

        Section 1.7 Surrender of Certificates.

                (a) Exchange Agent. Mellon Investor Services LLC shall act as exchange agent (the "Exchange Agent") in the Merger.

                (b) Parent to Provide Parent Common Stock and Cash. Promptly after the Effective Time, Parent shall supply or cause to be supplied to the Exchange Agent for exchange in accordance with this Article I through such reasonable procedures as Parent may adopt (i) certificates evidencing the shares of Parent Common Stock issuable pursuant to
        Section 1.6(a) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time and (ii) cash in an amount sufficient to permit payment of the Initial Cash Merger Consideration and cash in lieu of fractional shares pursuant to Section 1.6(f) (the "Cash Payment

 THE SYMBOL "[***]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN
  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        Funds" and, together with the shares of Parent Common Stock deposited pursuant to clause (i), the "Exchange Fund"). The Exchange Fund shall not be used for any purpose except as expressly provided in this Agreement. The Cash Payment Funds shall be invested by the Exchange Agent as directed by Parent or the Surviving Corporation pending payment thereof by the Exchange Agent to the holders of record of shares of Company Common Stock. Earnings from such investment shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of record of shares of Company Common Stock.

                (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates"), whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and which shall contain a specific agreement on the part of the owner of such Certificates to be bound by the provisions of Sections 8.4 and 8.5 in form and substance acceptable to Shareholders' Agent, and which shall otherwise be in such form and have such other provisions not inconsistent with this Agreement as Parent may reasonably specify), (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration (without interest), and (iii) such other customary documents as may be required pursuant to such instructions. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal and other documents, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor
        (A) the Cash Merger Consideration to which such holder is entitled pursuant to Sections 1.6(a) and 1.6(b) (without interest), (B) a certificate representing the number of whole shares of Parent Common Stock to which such holder is entitled pursuant to Section 1.6(a), (c) any dividends or other distributions to which such holder is entitled pursuant to Section 1.7(d), and (d) cash (without interest) in respect of fractional shares as provided in Section 1.6(f), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive the Cash Merger Consideration to which such holder is entitled pursuant to Section 1.6(a) and 1.6(b) (without interest) and an amount in cash (without interest) in lieu of the issuance of any fractional shares in accordance with Section 1.6(f).

                (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Parent Common Stock.

 THE SYMBOL "[***]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN
  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                (e) Transfers of Ownership. At the Effective Time, the stock transfer books of Company shall be closed and there shall be no further registration of transfers of Company Common Stock thereafter on the records of Company. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, or any portion of the cash portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered or payment of any portion of the Cash Merger Consideration to any Person other than the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the Company Shareholders six months after the Effective Time shall be delivered to Parent, upon demand, and the Company Shareholders who have not previously complied with this
        Section 1.7 shall thereafter look only to Parent for payment of their claim for the Merger Consideration and any dividends or distributions with respect to Parent Common Stock.

                (g) No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, Parent, the Surviving Corporation or any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                (h) Dissenting Shares. The provisions of this Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Parent under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the Merger Consideration to which such holder is entitled pursuant to Section 1.6 hereof.

        Section 1.8 No Further Ownership Rights in Company Common Stock. The Merger Consideration delivered upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any dividends, distributions or cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

        Section 1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof such Merger Consideration (and dividends, distributions and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

 THE SYMBOL "[***]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN
  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        Section 1.10 Taking of Necessary Action; Further Action. Each of Parent, Merger Sub and Company will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

        Section 1.11 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled, or shall be entitled to cause the Exchange Agent, to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax law or under any other applicable law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect to which such deduction and withholding was made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF COMPANY

        Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are disclosed in the disclosure schedules dated as of the date hereof supplied by Company to Parent (collectively, the "Company Disclosure Schedule"), on the date hereof, and as of the Effective Time as though made at the Effective Time except as otherwise expressly set forth herein, as follows. Any exception or disclosure contained in the Company Disclosure Schedule with reference to a particular section of the Agreement shall be deemed an exception or disclosure with respect to each other section of the Company Disclosure Schedule to which it is reasonably apparent that it may relate.

        Section 2.1 Organization of Company. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Company has the corporate power to own its properties and to carry on its business as currently conducted and as currently contemplated to be conducted. Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or licensed would have a Material Adverse Effect on Company (all of which jurisdictions are set forth in Schedule 2.1 of the Company Disclosure Schedule). Company has delivered a true and correct copy of its articles of incorporation and bylaws, each as amended to date and in full force and effect, to Parent. Company is not in violation of any of the provisions of its articles of incorporation or bylaws. Schedule 2.1 of the Company Disclosure Schedule lists the directors and officers of Company. Company does not have, and has never had, any subsidiaries and does not otherwise own, and has not otherwise owned, any share in the capital of or any interest in, or control of, directly or indirectly, any corporation, partnership, association, joint venture or other business entity.

        Section 2.2 Company Capital Structure.

                (a) The authorized capital stock of Company consists of 15,000,000 shares of Common Stock, of which 11,354,600 shares are issued and outstanding as of the date hereof. As of the

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  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        date hereof, the capitalization of Company is as set forth in Schedule 2.2(a) of the Company Disclosure Schedule. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any Liens and not subject to preemptive rights or rights of first refusal created by statute, the articles of incorporation or bylaws of Company, or any agreement to which Company is a party or by which it is bound. All of the issued and outstanding shares of Company Common Stock are owned by the persons in the amounts set forth in Schedule 2.2(a) of the Company Disclosure Schedule, subject to the exercise of Company Options which were issued prior to the date of this Agreement and the existence of which are disclosed pursuant to
        Section 2.2(b) below, which exercise is disclosed to Parent promptly and in any event before the Effective Time. All outstanding shares of Company Common Stock and Company Options have been issued and, in the case of shares that were outstanding and repurchased by Company or any shareholder of Company, repurchased in compliance with all applicable federal, state, foreign, or local statues, laws, rules, or regulations, including federal and state securities laws except as would not either individually or in the aggregate, have a Material Adverse Effect on Company. Company has not, and will not have, suffered or incurred any liability (contingent or otherwise) or loss relating to or arising out of the issuance or repurchase of any Company Common Stock or Company Options except as would not either individually or in the aggregate, have a Material Adverse Effect on Company. There are no declared or accrued but unpaid dividends with respect to any shares of Company Common Stock that will be payable after the Closing. Company has no other capital stock authorized, issued or outstanding.

                (b) Except for Company's 2001 Incentive and Non-Statutory Stock Option Plan (the "2001 Plan"), Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. Company has reserved 3,000,000 shares of Company Common Stock for issuance to employees and directors of, and consultants to, Company upon the exercise of options granted under the 2001 Plan, of which options to purchase 2,333,000 shares have been granted as of the date hereof, options to purchase 2,063,000 shares are outstanding as of the date hereof, and options to purchase 667,000 shares remain available for issuance under the 2001 Plan as of the date hereof. Schedule 2.2(b) of the Company Disclosure Schedule sets forth (i) for each outstanding Company Option, the name of the holder of such option, the number of shares of Company Common Stock issuable upon the exercise of such option, the exercise price of such option, the date on which such option was granted, the vesting schedule for such option, including the extent vested to date and whether and to what extent the vesting of such option will be accelerated by the transactions contemplated by this Agreement, the date on which such option expires, and whether and to what extent such option qualifies as an incentive stock option as defined in Section 422 of the Code, and (ii) for each right to repurchase shares in favor of Company, the name of Shareholder, the number of shares of Company Common Stock subject to repurchase by Company, the price at which such shares may be repurchased, the schedule by which such repurchase right lapses, including the extent such repurchase right has lapsed to date and whether and to what extent the lapsing of the repurchase right will be accelerated by the transactions contemplated by this Agreement. No vesting provisions applicable to any Company Options, or to any other rights to purchase Company Common Stock will accelerate as a result of the Merger. Except for Company Options, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Company is a party or by which it is bound obligating Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Company or obligating Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom

 THE SYMBOL "[***]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN
  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        stock, profit participation, or other similar rights with respect to Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of Company except for the Voting Agreement. There are no bonds, debentures, notes or other indebtedness of Company having the right to vote (or convertible into securities having the right to vote) on any matters on which the Company Shareholders may vote. As a result of the Merger, Parent will be the sole owner of all issued and outstanding Company Common Stock and all rights to acquire or receive any shares of Company Common Stock, whether or not such shares of Company Common Stock are outstanding.

        Section 2.3 Authority. Company has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Company, and no further action is required on the part of Company to authorize the Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement and the transactions contemplated hereby by the Company Shareholders. This Agreement and each of the Related Agreements to which Company is a party has been duly executed and delivered by Company, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies. For all purposes of this Agreement, the term "Related Agreements" shall mean this Merger Agreement and any other agreements entered into to consummate the transactions contemplated thereby.

        Section 2.4 No Conflict.

                (a) The execution and delivery by Company of this Agreement and any Related Agreement to which Company is a party, and the consummation of the transactions contemplated hereby and thereby, subject to obtaining the consents hereto and thereto referred to in Schedule 2.5 of the Company Disclosure Schedule, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, payment, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict"), or result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (collectively, "Liens") in or upon any of the properties or assets of Company under (i) any provision of the articles of incorporation, bylaws or charter documents of Company, (ii) any mortgage, indenture, lease, contract, covenant or other agreement, obligation, instrument or commitment, permit, concession, franchise or license to which the Company is a party or to which Company or any of its properties or assets (including intangible assets) is subject or which may affect the ability of Company to enter into this Agreement and any Related Agreement and the consummation of the transactions contemplated hereby and thereby (each a "Contract" and collectively, the "Contracts"), or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its properties (tangible and intangible) or assets, other than in the case of clauses (ii) and (iii), any such Conflict which either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company.

                (b) With respect to each Contract and subject to the consents hereto and thereto referred to in Schedule 2.5 of the Company Disclosure
        Schedule: (i) the agreement is legal, valid, binding

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  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        and enforceable and in full force and effect with respect to Company, and to Company's knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (iii) neither Company nor, to Company's knowledge, any other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by Company or, to Company's knowledge, by any such other party, or permit termination, modification or acceleration, under the agreement.

        Section 2.5 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal or state governmental authority, instrumentality, agency or commission (each, a "Governmental Entity") or party to any Contract with Company (so as not to trigger any Conflict), is required by or with respect to Company in connection with the execution and delivery of this Agreement and any Related Agreement to which Company is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) the filing of the Agreement of Merger with the Secretary of State of the State of California and (iii) any consent, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger, as set forth in Schedule 2.5 of the Company Disclosure Schedule, and
(iv) such consents, waivers, approvals, orders, authorizations, registration, declarations and filings as would not either individually or in the aggregate result in a Material Adverse Effect on Company were they not obtained.

        Section 2.6 Company Financial Statements. Schedule 2.6 of the Company Disclosure Schedule sets forth (i) Company's unaudited balance sheets and statements of income as of December 31, 2001, December 31, 2000 and December 31, 1999 (collectively, the "Year-End Financials"), and (ii) Company's unaudited balance sheet as of March 31, 2002, and the related unaudited statement of income for the period then ended (the "Interim Financials"). The Year-End Financials and the Interim Financials present fairly Company's financial condition and operating results as of the dates and during the periods indicated therein in accordance with, and the "Total Assets" and "Total Liabilities" line items of such Year-End Financials and Interim Financials have been prepared in accordance with, generally accepted accounting principles ("GAAP") applied on a basis that is materially consistent throughout the periods indicated (except that the Year-End Financials and Interim Financials do not contain footnotes and certain other presentation items that may be required by GAAP, the Year-End Financials and Interim Financials do not contain statements of cash flows and statements of retained earnings, and subject in the case of the Interim Financials to normal year-end adjustments, which are not material in amount or significance in any individual case or in the aggregate). Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP. The Company's unaudited balance sheet as of March 31, 2002 is referred to hereinafter as the "Current Balance Sheet."

        Section 2.7 No Undisclosed Liabilities. Company does not have any obligations or liabilities other than (a) liabilities reflected or reserved against in the Year-End Financials or Interim Financials, (b) liabilities incurred after the date thereof in the ordinary course of business, (c) liabilities incurred in the ordinary course of business and not required to be reflected in the Year-End Financials or Interim

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  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Financials in accordance with GAAP, (d) liabilities not yet due and payable, or obligations to be performed or satisfied after the date hereof, under contracts furnished to Parent on or prior to the date hereof, to which Company is a party,
(e) liabilities disclosed to Parent in Schedule 2.7 of the Company Disclosure Schedule, (f) such other liabilities as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Company. There are no asserted claims for indemnification by any Person against Company under any law or agreement or pursuant to Company's articles of incorporation or bylaws, and to the knowledge of Company there has been no threatened claim for such indemnification.

        Section 2.8 No Changes. Since the date of the Current Balance Sheet, there has not been any:

                (a) transaction by Company outside the ordinary course of business consistent with past practice;

                (b) amendments or changes to the articles of incorporation, bylaws, or the organizational documents of Company;

                (c) capital expenditure or commitment by Company exceeding $25,000 individually or $50,000 in the aggregate;

                (d) payment, discharge or satisfaction, in any amount in excess of $25,000 in any one case, or $50,000 in the aggregate, of any claim or liability other than payment, discharge or satisfaction in the ordinary course of business of (i) liabilities reflected or reserved against in the Current Balance Sheet, (ii) liabilities incurred after the date thereof in the ordinary course of business, (iii) liabilities incurred in the ordinary course of business and not required to be reflected in the Year-End Financials or Interim Financials in accordance with GAAP, or (iv) liabilities not yet due and payable, or obligations to be performed or satisfied after the date thereof, under any Contract furnished to Parent on or prior to the date hereof;

                (e) as of the date hereof, destruction of, damage to, or loss of any material assets, material business or, to the knowledge of Company, a material customer of Company (whether or not covered by insurance), and as of the Effective Time, any such destruction, damage or loss that would have a Material Adverse Effect on Company;

                (f) as of the date hereof, any material labor trouble or claim of wrongful discharge or other unlawful labor practice or action by Company, in any such case to Company;

                (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Company other than as required by GAAP;

                (h) except as contemplated hereby, any change in any election in respect of Taxes (as defined in Section 2.9), any material change in or adoption of any accounting method in respect of Taxes, any material agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                (i) revaluation by Company of any of its assets other than in the ordinary course of business, except as may be required by GAAP;

 THE SYMBOL "[***]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN
  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                (j) issuance or sale, or contract to issue or sell, by Company of any shares of Company Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock, or any securities, warrants, options or rights to purchase any of the foregoing, except as contemplated hereby or upon exercise of, or otherwise in accordance with the agreements evidencing, Company Options;

                (k) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Common Stock, or any split, combination or reclassification in respect of any shares of Company Common Stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock, or any direct or indirect repurchase, redemption, or other acquisition by Company of any shares of Company Common Stock (or options, warrants or other rights convertible into, exercisable or exchangeable therefore), except issuance of Company Common Stock upon exercise of, or distribution of the proceeds of exercise of, or otherwise in accordance with the agreements evidencing, Company Options, and provided that notwithstanding the foregoing it is understood that Company may declare, set aside or pay cash dividends in respect of any Company Common Stock to the extent that, taking into account any such dividends, the total assets of the Company minus the total liabilities of the Company (the "Net Assets") as of the Closing Date are reasonably expected to equal or exceed $1,000,000 in cash;

                (l) increase in the salary or other compensation payable or to become payable by Company to any of its officers, directors, or employees, or the declaration, payment or commitment or obligation of any kind for the payment by Company of a severance payment, termination payment, bonus or other additional salary or compensation to any such person, except in the ordinary course of business or as contemplated hereby;

                (m) except for the granting of non-exclusive licenses relating to the Company's current technology and/or technology development services agreements entered into in the ordinary course of business consistent with past practice or as contemplated hereby, any material agreement, contract, covenant, instrument, lease, license or commitment to which Company is a party or by which it or any of its assets (including intangible assets) are bound or any termination, extension, amendment or modification of the terms of any material agreement, contract, covenant, instrument, lease, license or commitment to which Company is a party or by which it or any of its assets are bound;

                (n) acquisition of or sale, lease or other disposition of any of the assets or properties of Company, including, but not limited to, the sale of any accounts receivable of Company, or any creation of any security interest in such assets or properties (except as contemplated by subsection (o) below), except as contemplated hereby, outside of the ordinary course of business;

                (o) loan, advance or capital contribution by Company to any person or entity, incurring by Company of any material indebtedness, guaranteeing by Company of any material indebtedness, issuance or sale of any debt securities of Company or guaranteeing of any debt securities of others, except in the ordinary course of business or as contemplated hereby, provided that Founder shall loan money to Company, in the amount necessary so that Company will have $1,000,000 in cash at the Effective Time, in return for a promissory note secured by the assets of the Company and otherwise with terms no less favorable to Company than that certain promissory note, dated June 29, 2001, of Company to Founder except that the amount owed on such promissory note shall be payable upon the earlier of (x) receipt by Parent or Company of

 THE SYMBOL "[***]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN
  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        amounts paid in respect of Company receivables outstanding as of date hereof or as of the Effective Time (such payment to be made promptly upon any such receipt in an amount equal to the amount received up to the amount owed on the promissory note) or (y) three months after the Effective Time;

                (p) material waiver or release of any right or claim of Company, including any write-off or other compromise of any account receivable of Company;

                (q) commencement, settlement, or notice of any action, lawsuit, claim or proceeding ("Proceeding") against Company, or to the knowledge of Company, any investigation or threat of any Proceeding against Company;

                (r) material change in the pricing or royalties set or charged by Company to its customers or licensees, or to the knowledge of the Company, in the pricing or royalties set or charged by persons who have licensed Intellectual Property to Company;

                (s) agreement or modification to any material agreement pursuant to which any other party was granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of Company;

                (t) any event or condition of any character, relating to the Company or to the knowledge of the Company, relating to any competitor of the Company, that has had or is reasonably likely to have a Material Adverse Effect on Company;

                (u) amendment of any term of any outstanding security of Company that would materially increase the obligations of Company under such security;

                (v) creation or assumption by Company of any Lien on any asset of Company other than in the ordinary course of business consistent with past practice (except as contemplated by subsection (o) above);

                (w) any material delay or postponement in the payment of material accounts payable or and other material liabilities outside the ordinary course of business;

                (x) agreement by Company, or any officer or employees on behalf of Company to do any of the things described in the preceding clauses
        (a) through (w) of this Section 2.8 (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement and the Related Agreements).

        Section 2.9 Tax Matters.

                (a) Definition of Taxes. For the purposes of this Agreement, the term "Tax" or, collectively, "Taxes" shall mean any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including but not limited to health, unemployment and pension insurance), and any liability imposed by law for the Taxes of another Person, including by reason of being a successor to or transferee of any Person or a member of an affiliated, consolidated or unitary group (including pursuant to Treasury

 THE SYMBOL "[***]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN
  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        Regulations Section 1.1502-6 and corresponding provisions of state, local and foreign law), together with all interest, penalties and additions imposed with respect to such amounts.

                (b) Tax Returns and Audits.

                        (i) As of the Closing Date, Company has or will have
                prepared and timely filed all material federal, state, local and foreign returns, estimates, information statements, elections, notices, forms and reports relating to Taxes required to be filed by Company ("Returns"). Each such Return was, or will be when filed, true, correct and complete in all material respects, except as to immaterial items that were believed to be correct or supported by substantial authority when such Return was or will be filed.

                        (ii) As of the Closing Date, Company will have timely
                paid all Taxes it is required to pay and will have timely withheld with respect to its Employees all federal, state and foreign income, employment, and other Taxes required to be withheld.

                        (iii) The Company has not been delinquent in the payment
                of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against Company, nor has Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                        (iv) No audit or other examination of any Return is
                presently in progress, nor has Company been notified of any request for such an audit or other examination. No adjustment relating to any Return filed by Company has been proposed formally or, to the knowledge of Company, informally by any Governmental Entity to Company or any representative thereof.

                        (v) Company has not granted any power of attorney with
                respect to Taxes, which power of attorney will be outstanding as of the Closing Date.

                        (vi) The Company's liabilities for unpaid federal,
                state, local or foreign Taxes do not exceed the amounts accrued or reserved on the Current Balance Sheet, whether for Taxes that are asserted or unasserted, contingent or otherwise, and Company has not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business.

                        (vii) The Company has made available to Parent or its
                legal counsel, copies of all material foreign, federal, state and local income and all material state and local sales and use Returns for Company filed for all periods since its inception, all ruling requests or correspondence with Governmental Entities concerning Taxes, and any information relating to any Tax audit of Company.

                        (viii) None of Company's assets is treated as
                "tax-exempt use property," within the meaning of Section 168(h) of the Code.

                        (ix) The Company has not filed any consent agreement
                under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection
                (f) asset (as defined in Section 341(f)(4) of the Code) owned by Company.

 THE SYMBOL "[***]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN
  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                        (x) The Company is not a party to any Tax sharing, Tax
                indemnification or Tax allocation agreement, nor does Company owe any amount under any such agreement.

                        (xi) The Company is not, and has not been at any time, a
                "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                        (xii) Company is now and since its formation has been an
                S Corporation within the meaning of Section 1361 of the Code and corresponding provisions of state law.

                        (xiii) Company has maintained its books and records on
                the accrual method of accounting since its formation, and has neither applied for any change of accounting method nor been forced to change its accounting methods for tax purposes.

                (c) Compensation. There is no contract, agreement, plan or arrangement to which Company is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 404 or 162(m) of the Code.

        Section 2.10 Restrictions on Business Activities. There is no agreement (non-competition or otherwise), commitment, judgment, injunction, order or decree to which Company is a party or otherwise binding upon Company which has or would reasonably be expected to have the effect of prohibiting or materially impairing the conduct of business as currently conducted by Company or otherwise limiting the freedom of Company to engage in any line of business, to acquire any property or to compete with any Person. Without limiting the generality of the foregoing, Company has not entered into any agreement under which Company is restricted from selling, licensing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market.

        Section 2.11 Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment.

                (a) Company does not own any real property, nor has Company ever owned any real property. Schedule 2.11(a) of the Company Disclosure Schedule sets forth a list of all real property currently leased by Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental payable under any such lease. All such current leases are in full force and effect, are valid, binding and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or material event of default (or event which with notice or lapse of time, or both, would constitute such default).

                (b) Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which, either individually or in the aggregate, have not and would not reasonably be expected to result in a Material Adverse Effect on Company.

 THE SYMBOL "[***]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN
  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                (c) The equipment (the "Equipment") owned or leased by Company, is (i) adequate for the conduct of the business of Company as currently conducted and as currently contemplated to be conducted, and (ii) in reasonable operating condition and regularly and properly maintained, subject to normal wear and tear, except as would not either individually or in the aggregate result in a Material Adverse Effect on Company.

        Section 2.12 Intellectual Property.

                (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                "Intellectual Property" shall mean any or all of the following:
(i) works of authorship including, without limitation, computer programs, algorithms, routines, source code, and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records and data, (ii) inventions (whether or not patentable), improvements, and technology,
(iii) proprietary and confidential information, including without limitation technical data and customer and supplier lists, trade secrets, know how and techniques, (iv) databases, data compilations and collections of technical data,
(v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites, and (vii) tools, methods, processes, devices, prototypes, schematics, net lists and test methodologies.

                "Intellectual Property Rights" shall mean any or all of the following and all rights in, arising out of, or associated therewith, whether arising from statute or common law: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("Patents"), (ii) all trade secrets and other rights in know-how and confidential and proprietary information, (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"), (iv) all industrial designs and any registrations and applications therefor throughout the world, (v) mask works, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world ("Mask Works"), (vi) all rights in World Wide Web addresses and domain names and applications and registrations therefor, all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"), and (vii) any similar, corresponding or equivalent rights to any of the foregoing throughout the world.

                "Company Intellectual Property" shall mean any Intellectual Property and Intellectual Property Rights (including Company Registered Intellectual Property Rights, as defined below) that are owned by or exclusively licensed to Company.

                "Registered Intellectual Property" shall mean Intellectual Property and Intellectual Property Rights that are the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by any state, government or other public legal authority at any time.

                (b) Schedule 2.12(b) of the Company Disclosure Schedule (i) lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for by or on behalf of Company (the "Company Registered Intellectual Property Rights") and (ii) lists any proceedings or actions of which Company has received notice before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world)

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  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        related to any of Company Registered Intellectual Property Rights or Company Intellectual Property, other than ex parte proceedings and actions of which Company has not received notice.

                (c) Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Schedule 2.12(b) of the Company Disclosure Schedule, but excluding all Intellectual Property licensed to Company, is free and clear of any [***]. Company is the exclusive owner or exclusive licensee of all Company Intellectual Property.

                (d) The Company has not transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Company Intellectual Property, to any other person. All Company Intellectual Property owned by Company will be fully transferable, alienable or licensable by Parent without restriction and without payment of any kind to any third party.

                (e) Other than "shrink-wrap" and similar publicly available binary code and commercial end-user licenses, Company Intellectual Property constitutes all the Intellectual Property and Intellectual Property Rights used in and/or necessary to the conduct of the business of Company as it currently is conducted.

                (f) Other than (i) "shrink-wrap" and similar publicly available binary code and commercial end-user licenses and (ii) other non-exclusive licenses and related agreements with respect thereto of Company's products to its customers pursuant to written agreements that [***] (which is or are included in Schedule 2.12(f) of the Company Disclosure Schedule), Schedule 2.12(f) of the Company Disclosure Schedule lists all contracts, licenses and agreements to which Company is a party with respect to any Intellectual Property and Intellectual Property Rights [***]. Company is not in breach of nor has Company failed to perform under, any of the foregoing contracts, licenses or agreements, [***].

                (g) Other than (i) "shrink-wrap" and similar publicly available binary code and commercial end-user licenses and (ii) other non-exclusive licenses and related agreements with respect thereto of Company's products to end-users pursuant to written agreements that [***] (which is or are included in Schedule 2.12(g) of the Company Disclosure Schedule), Schedule 2.12(g) of the Company Disclosure Schedule lists all contracts, licenses and agreements between Company and any other person that [***].

                (h) [***]

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  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        Within the past six years, Company has not received any written notice from any person claiming that such operation or any act, product, Intellectual Property or service (including products, Intellectual Property or services currently under development) of Company infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction.

                (i) [***]

                (j) [***]

                (k) [***]

                (l) No Company Intellectual Property is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that [***] the use, transfer or licensing thereof by Company or affects the validity, use or enforceability of such Company Intellectual Property.

        Section 2.13 Agreements, Contracts and Commitments.

                (a) Except as disclosed pursuant to Section 2.12 hereof or expressly contemplated hereby, Company is not a party to nor is it bound by:

                        (i) any material employment or consulting agreement,
                contract or commitment with an employee or individual consultant or salesperson, or consulting or sales agreement, contract, or commitment with a firm or other organization;

                        (ii) any agreement or plan, including, without
                limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                        (iii) any fidelity or surety bond or completion bond;

                        (iv) any lease of personal property having a value in
                excess of $25,000 individually or $50,000 in the aggregate;

 THE SYMBOL "[***]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN
  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                        (v) any agreement, contract or commitment relating to
                capital expenditures and involving future payments in excess of $25,000 individually or $50,000 in the aggregate;

                        (vi) any agreement, contract or commitment relating to
                the disposition or acquisition by Company of assets or any interest in Company or any other business enterprise outside the ordinary course of Company's business;

                        (vii) any mortgages, indentures, guarantees, loans or
                credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $25,000 individually or $50,000 in the aggregate;

                        (viii) any no-shop agreement or other agreements
                restricting Company from engaging in negotiations or entering into an agreement for any merger or acquisition of Company or a material part of Company's assets;

                        (ix) any purchase order or contract for the purchase of
                materials involving in excess of $25,000 individually or $50,000 in the aggregate;

                        (x) any construction contracts for which future payments
                by Company exceed $25,000 individually or $50,000 in the aggregate;

                        (xi) any dealer, distribution, joint marketing or
                development agreement;

                        (xii) any sales representative, original equipment
                manufacturer, value added, remarketer, reseller, or independent software vendor, or other agreement for use or distribution of Company's products, technology or services;

                        (xiii) any contract, agreement or commitment containing
                material obligations of Company to indemnify or hold harmless any Person; or

                        (xiv) any other agreement, contract or commitment that
                involves future payments by Company in excess of $25,000 and is not cancelable without penalty within thirty (30) days.

                (b) True, correct and complete copies of each agreement listed in Section 2.13(a) of the Company Disclosure Schedule have been made available to Parent.

        Section 2.14 Interested Party Transactions. To the knowledge of Company no officer, director or material shareholder of Company (nor any ancestor, sibling, descendent or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had any material interest), has or has had, directly or indirectly, (i) any material interest in any entity which furnished or sold, or furnishes or sells, material services, products or technology that Company furnishes or sells, or proposes to furnish or sell, or (ii) any material interest in any entity that purchases from or sells or furnishes to Company, any material goods or services, or (iii) any material beneficial interest in any Contract to which Company is a party; provided, however, that ownership of no more than two percent (2%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 2.14.

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  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        Section 2.15 Governmental Authorization. Each consent, license, permit, grant or other authorization (i) pursuant to which Company currently operates or holds any interest in any of its properties, or (ii) which is required for the operation of Company's business as currently conducted or currently contemplated to be conducted or the holding of any such interest has been issued or granted to Company, except as the lack of such Company Authorization would not, either individually or in the aggregate, result in a Material Adverse Effect on Company (collectively, "Company Authorizations"). Company Authorizations are in full force and effect and constitute all company authorizations that are necessary to permit Company to operate or conduct its business or hold any interest in its properties or assets, and no Company Authorization is subject to revocation or forfeiture by virtue of any existing circumstance, there is no proceeding pending or, to the knowledge of Company, threatened to modify or revoke any Company Authorization, and no Company Authorization is subject to any outstanding order, decree, judgment, stipulation or, to the knowledge of Company, investigation by any Person, except as would not, either individually or in the aggregate, result in a Material Adverse Effect on Company.

        Section 2.16 Litigation. There is no action, suit, claim or proceeding of any nature pending, or to the knowledge of Company, there is no action, suit, claim, investigation, or proceeding of any nature threatened, against Company, its properties (tangible or intangible) or any of its officers or directors, and there is no proceeding pending or, to the knowledge of Company, threatened and there is no investigation pending or threatened, against Company, any of its properties (tangible or intangible) or any of their officers or directors by or before any Governmental Entity, and no Governmental Entity has at any time challenged or questioned the legal right of Company to conduct its operations as presently or previously conducted or as presently contemplated to be conducted.

        Section 2.17 Accounts Receivable.

                (a) The Company has made available to Parent a list dated as of March 31, 2002 of all of Company's accounts receivable in excess of $25,000 individually as of that date.

                (b) All of Company's accounts receivable arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied, and for receivables arising subsequent to date of the Current Balance Sheet, are reflected on the books and records of Company. No person has any Lien on any of Company's accounts receivable and to the knowledge of Company no written request or agreement for deduction or discount has been received by Company with respect to any of Company's accounts receivable.

        Section 2.18 Minute Books. The copies of the minutes of Company made available to counsel for Parent are true and correct copies of the minutes of Company and include all actions by written consent of the Board of Directors (or committees thereof) of Company and its shareholders in each case since the time of incorporation of Company.

        Section 2.19 Environmental Matters.

                (a) Hazardous Material. Company to its knowledge has not: (i) operated any underground storage tanks at any property that Company has at any time owned, operated, occupied or leased, or (ii) illegally released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law, rules, regulations or ordinances to be radioactive, toxic, hazardous or otherwise a danger to health, safety or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to applicable federal, state or local laws, rules, regulations or ordinances, including without limitation, the Comprehensive

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  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. Company has not been notified of any Hazardous Materials being present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Company has at any time owned, operated, occupied or leased.

                (b) Hazardous Materials Activities. Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect at the time of the transportation, storage, use, manufacture, disposal, release or exposure, nor has Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to herein as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect at the time of the transportation, sale or manufacture to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                (c) Compliance. To the knowledge of the Company, none of Company's properties or facilities is in violation of any federal, state, or local law, ordinance, regulation, or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition except as would not either individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

                (d) Permits. Company currently holds all material environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of Company's Hazardous Material Activities, and other businesses of Company as such activities and businesses are currently being conducted.

                (e) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of Company, threatened, concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Company. Company does not have any knowledge of any fact or circumstance which could involve Company in any material environmental litigation or impose upon Company any material environmental liability.

                (f) No Litigation. During the time that Company has leased its properties and facilities, there has been no litigation brought against Company, or any settlement reached by Company with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities, except as would not either individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

        Section 2.20 Brokers' and Finders' Fees; Third Party Expenses. Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby.

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  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        Section 2.21 Employee Benefit Plans and Compensation.

                (a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                "Affiliate" for purposes of this Section 2.21 shall mean any other person or entity under common control with Company within the meaning of
Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is maintained, contributed to, or required to be contributed to, by Company or any Affiliate for the benefit of any Employee, or with respect to which Company or any Affiliate has any liability or obligation;

                "DOL" shall mean the United States Department of Labor;

                "Employee" shall mean any current or former or retired employee, consultant or director of Company or any Affiliate;

                "Employment Agreement" shall mean each management, employment, severance, consulting or other agreement, contract or understanding between Company or any Affiliate and any Employee;

                "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                "International Employee Plan" shall mean each Company Employee Plan that has been adopted or maintained by Company or any Affiliate, whether informally or formally, or with respect to which Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

                "IRS" shall mean the Internal Revenue Service;

                "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

                "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

                (b) Plans and Agreements. Schedule 2.21(b) contains an accurate and complete list of each Company Employee Plan and each Employment Agreement. Company does not have any plan or commitment to establish any new Company Employee Plan or Employment Agreement, or to modify any Company Employee Plan or Employment Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employment Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing,

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  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        or as contemplated by this Agreement), or to adopt or enter into any Company Employee Plan, or Employment Agreement.

                (c) Documents. Company has provided to Parent correct and complete copies of: (i) all documents embodying each Company Employee Plan, and each Employment Agreement including (without limitation) all amendments thereto and, if applicable, all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the most recent annual report (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan;
        (iv) if Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) the most recent IRS determination, opinion, notification and advisory letters with respect to each Company Employee Plan intended to qualify under Section 401(a) of the Code, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; and (vii) the most recent plan year discrimination tests for each Company Employee Plan.

                (d) Employee Plan Compliance. (i) Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no Company Employee Plan promises or provides retiree medical or other retiree welfare benefits to any Person; (iv) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or
        Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan; (v) there are no actions, suits or claims pending, or, to the knowledge of Company, threatened (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (vi) each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to Parent, Company or any of its Affiliates (other than ordinary administration expenses); (vii) there are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by the IRS or DOL with respect to any Company Employee Plan; (viii) neither Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under
        Section 502(i) of ERISA or Sections 4975 through 4980 of the Code; and
        (ix) there has been no amendment to, written interpretation or announcement by Company or any Affiliate which would materially increase the expense of maintaining any Company Employee

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              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        Plan above the level of expense incurred with respect to such Company Employee Plan for the most recent fiscal year.

                (e) Pension Plan. Neither Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

                (f) Collectively Bargained, Multiemployer and Multiple Employer Plans. At no time has Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither Company, nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

                (g) No Post-Employment Obligations. No Company Employee Plan provides, or reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

                (h) Effect of Transaction.

                        (i) The execution of this Agreement and the consummation
                of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                        (ii) No payment or benefit which will or may be made by
                Company or its Affiliates with respect to any Employee or any other "disqualified individual" (as defined in Code Section 280G and the regulations thereunder) will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

                (i) Employment Matters. Company has heretofore furnished to Parent a list of the names of all current employees (including without limitation, part-time, temporary and inactive employees), independent contractors and consultants of Company, their respective salaries or wages, other compensation and positions. Company: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees and independent contractors; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees and independent contractors; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees and independent contractors (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or to the knowledge of Company,

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              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        threatened claims or actions against Company under any worker's compensation policy or long-term disability policy.

                (j) Labor. No work stoppage or labor strike against Company is pending, or to the knowledge of Company, threatened. Company has no knowledge of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Company, threatened against Company relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Company. Neither Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Company.

                (k) International Employee Plan. Company does not now, nor has it ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

        Section 2.22 Insurance. Schedule 2.22 of the Company Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Company. There is no claim by Company, pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and Company and its Affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Company has no knowledge of threatened termination of, or premium increase with respect to, any of such policies.

        Section 2.23 Compliance with Laws. Company has complied in all material respects with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation or any judgment, order or decree of any Governmental Entity.

        Section 2.24 Complete Copies of Materials. Company has delivered or made available true and complete copies of each document (or summaries of same) that has been delivered or made available.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub hereby represent and warrant to Company, subject to such exceptions as are disclosed in the disclosure schedules dated as of the date hereof supplied by Parent to Company (collectively, the "Parent Disclosure Schedule"), on the date hereof, and as of the Effective Time as though made at the Effective Time, except as otherwise expressly set forth herein, as follows. Any exception or disclosure contained in the Parent Disclosure Schedule with reference to a particular section of the Agreement shall be deemed an exception or disclosure with respect to each other section of the Parent Disclosure Schedule to which it is reasonably apparent that it may relate.

        Section 3.1 Organization, Standing and Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as currently proposed to be conducted and is duly qualified to

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              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent. Parent has made available to Company a true and correct copy of the certificate of incorporation and bylaws of Parent and Merger Sub, each as amended to date and in full force and effect, to Company. Neither Parent nor Merger Sub is in violation of any of the provisions of its certificate of incorporation or bylaws.

        Section 3.2 Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which Parent and Merger Sub is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement and any Related Agreements to which Parent and Merger Sub is a party have been duly executed and delivered by Parent and Merger Sub and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with their terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement and any Related Agreements to which Parent or Merger Sub is a party do not and the consummation of the transactions contemplated hereby and thereby will not, assuming compliance with the matters referred to in the next sentence, require any consent or other action by any Person under, or Conflict with, or result in the creation of any Lien in or upon any of the properties or assets of Parent or any of its Subsidiaries under, (i) any provision of the certificate of incorporation or bylaws of Parent or any of its Subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or their properties or assets. No consent, approval, order or authorization of or registration, declaration or filing with any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger as provided in Section 1.2, (ii) filings required under Regulation D of the Securities Act, (iii) the filing of a Form 8-K with the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers ("NASD"), (iv) any filings as may be required under applicable state securities laws, (v) filings required to perform its obligations under Section 5.13, (vi) those that may be required solely by reason of Company's (as opposed to any third party's) participation in the transactions contemplated by this Agreement, and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

        Section 3.3 SEC Documents; Financial Statements.

                (a) Parent has made available to Company or its counsel through EDGAR a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement and other filing filed with the SEC by Parent since May 2, 2000, and, prior to the Effective Time, Parent will have made available to Company or its counsel through EDGAR true and complete copies of any additional documents filed with the SEC by Parent prior to the Effective Time (collectively, the "Parent SEC Documents"). All documents required to be filed as exhibits to Company SEC Documents have been so filed. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as

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              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        amended (the "Exchange Act"), and the Securities Act and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document prior to the date hereof. As of the date hereof, the Parent SEC Documents, together with supplemental disclosures, if any, set forth in Schedule 3.3(a), do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of the Effective Time, the Parent SEC Documents, together with supplemental disclosures, if any, set forth in
        Schedule 3.3(a), do not contain any untrue statement of fact or omit to state a fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except as would not have a Material Adverse Effect on Parent.

                (b) The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the "Parent Financial Statements"), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). The Parent Financial Statements fairly present the consolidated financial condition and operating results of Parent and its Subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). The Parent Financial Statements fairly present the consolidated financial condition and operating results of Parent and its Subsidiaries at December 31, 2001 and during the three-month period then ended (subject to normal, recurring year-end adjustments).

        Section 3.4 Capital Structure. The authorized capital stock of Parent consists of 150,000,000 shares of common stock, $.001 par value, and 25,000,000 shares of Preferred Stock, $.001 par value. As of the date hereof, (i) 20,295,536 shares of Parent Common Stock are issued and outstanding and (ii) no shares of Preferred Stock are issued or outstanding. There are no other outstanding shares of capital stock or voting securities of Parent other than
(i) shares of Parent Common Stock issued after the date hereof pursuant to, or upon the exercise of options issued under, the Parent stock plans described in the Parent SEC Documents (the "Parent Stock Plans") and (ii) shares of Parent Common Stock issued after the date hereof pursuant to the Parent employee stock purchase plans described in the Parent SEC Documents (the "Parent ESPPs"). The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, all of which are issued and outstanding and are held by Parent. All outstanding shares of Parent and Merger Sub have been duly authorized, validly issued, fully paid and are nonassessable. As of the date hereof, Parent has reserved 7,945,140 shares of Parent Common Stock for issuance to employees, directors and independent contractors pursuant to the Parent Stock Plans, of which 4,019,389 shares are subject to outstanding, unexercised options. As of the date hereof, Parent has reserved 350,458 shares of Parent Common Stock for issuance pursuant to the Parent ESPPs, of which 143,817 shares are issued and outstanding. Other than this Agreement, the Parent Stock Plans and the Parent ESPPs, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent or Merger Sub is a party or by which either of them is bound obligating Parent or Merger Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or Merger Sub or obligating Parent or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable.

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              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        Section 3.5 Litigation. There is no Proceeding pending before any Governmental Entity, foreign or domestic, or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have the effect of preventing, enjoining or materially altering or delaying any of the transactions contemplated by this Agreement. There is no judgment, decree or order against Parent or any of its Subsidiaries or, to the knowledge of Parent, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement.

        Section 3.6 Absence of Certain Changes. Since December 31, 2001, there has not been: (i) any event, occurrence or development which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Parent; or (ii) any material change in accounting methods or practices by Parent or any material revaluation by Parent of any of its assets.

        Section 3.7 Absence of Undisclosed Liabilities. As of the date of this Agreement, Parent has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the balance sheet included in Parent's Quarterly Report on Form 10-Q for the period ended December 31, 2001, (ii) those incurred in the ordinary course of business and not required to be set forth in the Parent's balance sheet under GAAP and (iii) those incurred in the ordinary course of business since the December 31, 2001 and consistent with past practice.

        Section 3.8 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        Section 4.1 Conduct of Business of Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Parent), to carry on its business in the usual regular and ordinary course in substantially the same manner as heretofore conducted, and in compliance in all material respects with all applicable laws, statutes, orders, rules and regulations and the requirements of all material Contracts, to pay or perform its obligations when due and to use all reasonable efforts to preserve intact its present business organizations, keep available (subject to Section 5.11 and the other terms and conditions hereof) the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the foregoing, except as expressly contemplated by this Agreement or the Company Disclosure Schedule, Company shall not do, cause or permit any of the following, without the prior written consent of
Parent:

                (a) Charter Documents. Cause or permit any amendments to its articles of incorporation or bylaws;

                (b) Dividends; Changes in Capital Stock. (i) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock provided that notwithstanding the foregoing it is understood that Company may declare or pay cash dividends in respect of any of its capital stock, to the extent that, taking into account any such dividends, the Net Assets as of the Closing Date are reasonably expected to equal or exceed

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              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        $1,000,000 in cash, (ii) split, combine or reclassify any of its capital stock, (iii) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or (iv) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Company;

                (c) Stock Option Plans, Etc. Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

                (d) Material Contracts. Enter into any contract or commitment, or violate, amend, terminate or otherwise modify or waive any of the terms of any of its Contracts, other than in the ordinary course of business consistent with past practice;

                (e) Issuance of Securities. Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into or exchangeable for, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible or exchangeable securities other than the issuance of shares of Company Common Stock pursuant to the exercise of stock options, warrants or other rights therefore outstanding as of the date of this Agreement;

                (f) Intellectual Property. Transfer to any Person any rights to Company Intellectual Property other than in the ordinary course of business consistent with past practice;

                (g) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted marketing or other rights of any type or scope with respect to any of the products produced by Company ("Company Products") or Company Intellectual Property;

                (h) Dispositions. Sell, lease or otherwise dispose of or encumber any of its properties or assets except in the ordinary course of business consistent with past practice;

                (i) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Company, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, provided that Founder will loan money to Company, in the amount so that Company will have $1,000,000 in cash at the Effective Time, in return for a promissory note secured by the assets of the Company and otherwise with terms no less favorable to Company than that certain promissory note, dated June 29, 2001, of Company to Founder except that the amount owed on such promissory note shall be payable upon the earlier of (x) receipt by Parent or Company of amounts paid in respect of Company receivables outstanding as of the date hereof or as of the Effective Time (such payment to be made promptly upon any such receipt in an amount equal to the amount received up to the amount owed on the promissory note) or (y) three months after the Effective Time;

                (j) Agreements. Except in the ordinary course of business or with the prior written consent of Parent, which consent shall not be unreasonably withheld, enter into, terminate or



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              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        amend, in a manner which will adversely affect the business of Company,
        (i) any agreement involving an obligation to pay $10,000 or more, (ii) any agreement relating to the license, transfer or other disposition or acquisition of Intellectual Property rights or rights to market or sell Company Products or (iii) any other agreement which is material to the business or prospects of Company or would be required to be disclosed pursuant to Section 2.13 hereunder; or terminate or amend in a manner which will adversely affect the business of Company, an agreement involving the right to receive $10,000 or more;

                (k) Payment of Obligations. Pay, discharge or satisfy, in an amount in excess of $25,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Interim Financials and the payment to Founder in an amount of $500,000 plus interest accrued at a rate of 10% per annum on that certain promissory note, dated June 29, 2001, issued to Founder;

                (l) Capital Expenditures. Except as set forth in Company's capital plan heretofore furnished to Parent, make any capital expenditures, capital additions or capital improvements exceeding $25,000 individually or $50,000 in the aggregate;

                (m) Insurance. Materially reduce the amount of any insurance coverage provided by existing insurance policies;

                (n) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

                (o) Employee Benefit Plans; New Hires; Pay Increase. Amend any Company Employee Plan except to the extent required by applicable law, adopt any plan, contract or arrangement that would constitute a Company Employee Plan, take any action to fund or in any other way secure the payment of compensation or benefits under any Company Employee Plan, hire any new employee, promote any employee, engage any consultant or independent contractor for a period exceeding thirty (30) days, fire any employee, pay any special bonus, special remuneration or special noncash benefit (except payments and benefits made pursuant to written agreements outstanding on the date hereof), or increase the benefits, salaries or wage rates of its employees, except in each case in the ordinary course of business consistent with past practice;

                (p) Severance Arrangements. (i) Grant any severance or termination pay or benefits (A) to any current or former director or officer or (B) to any other employee, except payments and benefits made pursuant to written agreements outstanding on the date hereof and disclosed to Parent, or (ii) increase in any manner the severance or termination pay of any current or former director, officer or employee;

                (q) Lawsuits. Commence or settle a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence or settle the suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing or settlement of such a suit, or (iii) for a breach of this Agreement;

                (r) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, make any



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              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        investment in any other Person or otherwise acquire or agree to acquire, lease or license any assets or other rights which are material, individually or in the aggregate, to its business;

                (s) Taxes. Make or change any election in respect of Taxes, adopt or change any material accounting method in respect of Taxes, file any amendment to a Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes;

                (t) Accounting Matters. Except as required by GAAP, (i) make any change in accounting methods, practices or principles or (ii) accelerate any income, postpone any expense or reverse any reserve, except on a basis consistent with past practice;

                (u) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, or as required by GAAP;

                (v) Board of Directors. Change the number of directors on Company's Board of Directors; or

                (w) Other. Agree or commit to take any of the actions described in Sections 4.1(a) through (u) above, or take or agree or commit to take any action that would (i) make any representation and warranty of Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time (or, in the case of representations and warranties that are not qualified by reference to the term "Material Adverse Effect" and/or taken as a whole, or derivatives or variations of such terms, inaccurate in any material respect at, or as of any time prior to, the Effective Time) or (ii) reasonably be expected to prevent, impair or materially delay the ability of Company or Parent to consummate the transactions contemplated by this Agreement.

        Section 4.2 No Solicitation.

                (a) From and after the date of this Agreement until the Effective Time, Company shall not, directly or indirectly through any officer, director, employee, representative or agent of Company or otherwise, (i) solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, any offer or proposal for, or any indication of interest in, (A) a merger or other business combination involving Company, (B) the acquisition of any equity interest in, or a substantial portion of the assets of, Company or (c) any similar transaction the effect of which would be reasonably likely to prohibit, restrict or delay consummation of the Merger or which would reasonably be expected to materially dilute the benefits to Parent of the transactions contemplated hereby (any of the foregoing being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage or participate in negotiations or discussions concerning, or provide any non-public information to any Person or entity relating to, any Acquisition Proposal, or (iii) agree to, enter into, accept, approve or recommend any Acquisition Proposal. Company represents and warrants that it has the legal right to terminate any pending discussions or negotiations relating to an Acquisition Proposal without payment of any fee or other penalty. Company will, and will cause the other Persons listed in the first sentence of this Section 4.2 to, immediately cease and cause to be terminated all discussions and negotiations, if any, that have taken place prior to the date hereof with any parties with respect to any Acquisition Proposal and, to the extent within its power, to recover or cause to be destroyed all information concerning Company in the possession of such Persons and their affiliates, representatives and advisors.



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              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



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        Without limiting the generality of the foregoing, the parties hereto understand and agree that any violation of the restrictions of this
        Section 4.2 by any officer, director, employee, investment banker, consultant or other agent of Company shall be deemed to be a breach of this Section 4.2 by Company.

                (b) Company shall notify Parent immediately (and no later than twenty-four (24) hours) after receipt by Company (or its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of Company by any Person or entity that informs Company that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

        Section 5.1 Preparation of Information Statement.

                (a) As soon as practicable after the execution of this Agreement, Parent shall prepare, with the cooperation of Company, an information statement (the "Information Statement") describing this Agreement and the transactions contemplated hereby and thereby. Company shall provide such information about Company as Parent shall reasonably request. The information supplied by Company for inclusion in the Information Statement to be sent to the Company Shareholders shall not, on the date the Information Statement is first mailed to the Company Shareholders or at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Merger Sub which is contained in the Information Statement. The information supplied by Parent for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to the Company Shareholders, or at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation, warranty or covenant with respect to any information supplied by Company which is contained in the Information Statement. The Information Statement shall comply in all material respects with applicable federal and state securities laws requirements.

                (b) The Information Statement shall constitute a disclosure document for the offer and issuance of shares of Parent Common Stock to be received by the holders of Company Capital Stock in the Merger. Each of Parent and Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Company will promptly advise Parent, and Parent will promptly advise Company, in writing if at any time prior to the Effective Time either Company or Parent shall obtain



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              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



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        knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Anything to the contrary contained herein notwithstanding, Parent shall not include in the Information Statement any information with respect to Company or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

        Section 5.2 Approval of the Company Shareholders. Company shall promptly after the date hereof take all action necessary in accordance with California Law and its articles of incorporation and bylaws to obtain the written consent of a majority of the Company Shareholders approving the Merger as soon as practicable.

        Section 5.3 Sale of Shares Pursuant to Regulation D. The parties hereto acknowledge and agree that the shares of Parent Common Stock issuable to the Company Shareholders pursuant to Section 1.6 hereof shall constitute "restricted securities" under the Securities Act. The certificates of Parent Common Stock shall bear the legends set forth in Section 1.6(h). It is acknowledged and understood that Parent is relying on certain written representations made by each Company Shareholder. Company will use its best efforts to cause each Company Shareholder to execute and deliver to Parent an Investor Representation Statement in the form attached hereto as Exhibit 5.3 (the "Investor Representation Statement") prior to the Closing Date.

        Section 5.4 Access to Information.

                (a) Each of Parent and Company shall afford the other party and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of its properties, contracts, commitments, books and records and (ii) all other information concerning its business, properties, technology, intellectual property and personnel as the other party may reasonably request, provided that it is understood that access by Company to Parent's employees, customers and shareholders shall be subject to prior consent of Parent, which consent shall not be unreasonably withheld or denied.

                (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent and Company shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

                (c) No information or knowledge obtained in any investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

                (d) After the Effective Time, Parent and Company, on the one hand, and the Company Shareholders, on the other hand, will make available to the other, as reasonably requested, all information, records or documents relating to the liability for Taxes of Company for all periods ending on or prior to the Effective Time and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

        Section 5.5 Confidentiality. The parties acknowledge that Parent and Company have previously executed a non-disclosure agreement dated March 1, 2002 (the "Confidentiality Agreement"), which Confidentiality Agreement is hereby incorporated herein by reference and shall continue in full force and effect in accordance with its terms.



                                       34



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              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



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        Section 5.6 Public Disclosure. Company shall not make any public announcement of any kind regarding the terms of this Agreement and the transactions contemplated hereby. Parent shall not make any public announcement of any kind regarding the terms of this Agreement and the transactions contemplated hereby except as required by the Exchange Act, the rules and regulations thereunder, and the rules of the Nasdaq National Market, provided that prior to making such announcement Parent shall afford Company a reasonable opportunity to review and comment upon such proposed announcement.

        Section 5.7 Reasonable Best Efforts.

                (a) Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or Proceeding by, any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties (provided that if obtaining any such consent, approval or waiver would require any action other than the payment of a nominal amount, such action shall be subject to the consent of Company and/or Parent, as applicable, not to be unreasonably withheld), (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Company shall give Parent the opportunity to participate in the defense of any shareholder litigation against Company and/or its directors relating to the transactions contemplated by this Agreement. Each party shall also refrain from taking, directly or indirectly, any action contrary or inconsistent with the provisions of this Agreement, including action that would impair such party's ability to consummate the Merger and the other transactions contemplated hereby.

                (b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement:
        (i) to dispose or transfer, or cause any of its Subsidiaries to dispose of or transfer, any assets, or to commit to cause Company to dispose of any assets; (ii) to discontinue or to cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause Company to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology or other Intellectual Property, or to commit to cause Company to license or otherwise make available to any Person any technology or other Intellectual Property; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause Company to hold separate any assets or operations; (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Entity or otherwise) regarding its future operations or the future operations of Company; or
        (vi) to defend any Proceeding, whether judicial or administrative, challenging the Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed.

                (c) Without limiting the generality of this Section 5.7, Parent and Company shall together, or pursuant to an allocation of responsibility to be agreed between them, coordinate and



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              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        cooperate (i) in connection with the preparation of the Information Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Information Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

        Section 5.8 Notice of Certain Events.

                (a) Company and Parent shall promptly notify each other of:

                        (i) any notice or other communication from any Person
                alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                        (ii) any notice or other communication from any
                Governmental Entity in connection with the transactions contemplated by this Agreement;

                        (iii) any Proceedings commenced or, to its knowledge,
                threatened against, relating to or involving or otherwise affecting it which relate to the consummation of the transactions contemplated by this Agreement;

                        (iv) any event or occurrence not in the ordinary course
                of business of its business or which could reasonably be expected to have a Material Adverse Effect;

                        (v) its obtaining knowledge of the occurrence, or
                failure to occur, of any event which occurrence or failure to occur would reasonably be expected to cause (A) any representation or warranty made by it (and, in the case of Parent, made by Merger Sub) contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation of warranty that is not so qualified becoming untrue or inaccurate in any material respect,
                (B) the failure of it (and, in the case of Parent, by Merger
                Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (c) any fact or development which would result in the failure of any condition hereto not to be satisfied;

                        (vi) the failure by it to perform, or comply with, in
                any material respect any of its obligations, covenants, or agreements contained in this Agreement; or

                        (vii) Company obtaining knowledge of a material breach
                by Parent, or Parent obtaining knowledge of a material breach by Company, of their respective representations, warranties or covenants hereunder of which the breaching party has not already given notice pursuant to clauses (v) or (vi) above.

                (b) Company shall promptly notify Parent of any notice of, or other communications relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it subsequent to the date of this Agreement, under any Company Agreement.



                                       36



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              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                (c) No notification under this Section 5.8 shall affect the representations, warranties or obligations of the parties or the conditions to the obligations of the parties hereunder, or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        Section 5.9 Blue Sky Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock in connection with the Merger. Company shall take such steps as may be necessary to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock in connection with the Merger.

        Section 5.10 Nonaccredited Shareholders. Prior to the Closing, Company shall not take any action, including the granting of employee stock options, that would cause the number of the Company Shareholders who are not "accredited investors" pursuant to Regulation D promulgated under the Securities Act to increase to more than thirty-five (35) during the term of this Agreement.

        Section 5.11 Employees. Parent shall offer, conditioned on the Closing, continued employment opportunities after the Effective Time, on terms and conditions applicable to existing employees of Parent with similar positions and responsibilities as in effect as of the date hereof, for existing employees of Company through the Effective Time. Company shall cooperate with Parent to affect the transfer of the employees of Company, including but not limited to using all reasonable efforts to retain existing employees of Company through the Effective Time, subject to compliance with the covenants of Company hereunder and except that Company shall have no obligation to take any action which would breach any representation and warranty of Company hereunder. Parent and Company have identified as the key shareholders and employees of Company (the "Key Shareholders") those Persons identified on Exhibit 5.11(a) attached hereto. Company shall use its reasonable efforts (i) to cause each of the Key Shareholders to execute a Retention Agreement in the form attached hereto as
Exhibit 5.11(b) ("Retention Agreement") and (ii) to cause Founder to execute a Retention Agreement in the form attached hereto as Exhibit 5.11(c).

        Section 5.12 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided that, Parent shall pay up to a total of $125,000 of the third party expenses of Company related to this transaction, including expenses for Company's investment bankers, lawyers and accountants. All costs and expenses incurred by Company in connection with this Agreement and the transactions contemplated hereby in excess of $125,000 shall be deducted from the Cash Merger Consideration.

        Section 5.13 Registration of Shares of Parent Common Stock Issued in the Merger.

                (a) Parent shall use all commercially reasonable efforts to cause 210,000 shares of Parent Common Stock issued in the Merger (the "Registrable Securities") to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith shall use all commercially reasonable efforts to prepare and file a registration statement under the Securities Act (the "Registration Statement") with the SEC and use all commercially reasonable efforts to cause the Registration Statement to become effective as soon as possible after the filing thereof, and in any event shall cause the Registration Statement to become effective within four (4) months after the Effective Time. Parent shall determine which Company Shareholder's Parent Common Stock will be registered pursuant to this Section 5.13 and how many shares of such Company Shareholder's Parent Common Stock will be registered pursuant to this Section 5.13 in



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              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



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        accordance with the list provided to Parent by Company prior to the date hereof. Each holder of Registrable Securities ("Holder") shall provide all such information and materials to Parent and take all such action as may be required in order to permit Parent to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Registration Statement. Such provision of information and materials is a condition precedent to the obligations of Parent with respect to such Holder pursuant to this Section 5.13. The offering made pursuant to such registration shall not be underwritten.

                (b) Parent shall (i) prepare and file with the SEC the Registration Statement in accordance with Section 5.13(a) hereof with respect to the shares of Registrable Securities and shall use all commercially reasonable efforts to cause the Registration Statement to remain effective for a period ending on the first to occur of (A) the date all of the shares registered thereunder and not previously sold by the Holders may be sold under Rule 144 in one three-month period (assuming compliance by the Holders with the provisions thereof) or (B) two (2) years after the Effective Time; (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in the Registration Statement until the termination of effectiveness of the Registration Statement; and (iii) furnish to each Holder such number of copies of any prospectus (including any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the Registration Statement to remain current.

                (c) Notwithstanding any other provision of this Section 5.13, Parent shall have the right at any time to require that all Holders suspend further open market offers and sales of Registrable Securities for a period not to exceed [***], if, in the reasonable judgment of Parent after consultation with counsel, there is in existence material undisclosed information or events with respect to Parent the disclosure of which would be seriously detrimental to Parent (the "Suspension Right"); provided, however, that Parent shall not exercise this Suspension Right more than [***] in any [***] period, and further provided that at least [***] have lapsed from the effective date of the Resumption Notice to the effective date of the subsequent Suspension Notice. In the event Parent exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not materially detrimental to Parent or until such time as the information or event is no longer material, each as determined in good faith by Parent after consultation with counsel, but in no event shall any single suspension continue for more than [***]. Parent will promptly give the Shareholders' Agent notice, in a writing signed by an executive officer of Parent of any such suspension (the "Suspension Notice"). Parent agrees to notify the Shareholders' Agent promptly upon termination of the suspension (the "Resumption Notice"). Upon receipt of either a Suspension Notice or Resumption Notice, the Shareholders' Agent shall immediately notify each Holder concerning the status of the Registration Statement. In addition, each Holder shall agree in the Investor Representation Statement that if such Holder intends to sell Registrable Securities pursuant to the Registration Statement, such Holder will give at least [***] prior written notice to Parent of any such proposed sale of Registrable Securities pursuant to the Registration Statement (which notice may cover sales to be made within a [***] period following the date of Parent's response) and not to make such sale (i) unless such [***] elapses without response from Parent, or (ii) in the event Parent responds by stating that an amendment to the Registration Statement or supplement to the prospectus must be filed in order to cause the prospectus included in such



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 THE SYMBOL "[***]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN
  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        Registration Statement, as then in effect, not to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, until Parent notifies the Holder that the Registration Statement has been amended or the prospectus supplemented as required, which Parent shall do as soon as reasonably practicable subject to the first two sentences of this
        Section 5.13(c). Parent shall use all commercially reasonable efforts to respond to Holder as soon as practicable after receiving such notice of proposed sale. No prior notice of sale shall be required to the extent such Holder is selling Registrable Securities other than pursuant to the Registration Statement. For purposes of this Section 5.13(c), (i) the term "business day" means any day that the Nasdaq National Market is open for trading and (ii) in determining the [***] prior notice requirement, such period shall commence on the business day the notice is received by Parent if such notice is received by Parent by 12:00 noon New York City time or on the next business day if received by Parent after such time.

                (d) Parent shall pay all of the out-of-pocket expenses, other than underwriting discounts and commissions and fees and expenses of counsel for the Holders, if any, incurred in connection with any registration of Registrable Securities pursuant to this Section 5.13, including, without limitation, all registration and filing fees, printing expenses, transfer agents' and registrars' fees and the fees and disbursements of Parent's outside counsel and independent accountants.

                (e) To the fullest extent permitted by law, Parent will indemnify, defend, protect and hold harmless each selling Holder, each underwriter of Parent Common Stock being sold by such Holders pursuant to this Section 5.13, each Person, if any, who controls any such Holder or underwriter within the meaning of the Securities Act or the Exchange Act and their respective affiliates, officers, directors, partners, successors and assigns (each a "Holder Indemnitee") against all actions, claims, losses, damages, liabilities and expenses to which they or any of them become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise and, except as hereinafter provided, will promptly reimburse each such Holder Indemnitee for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact in any Registration Statement and any prospectus filed pursuant to Section 5.13 or any post-effective amendment thereto or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Parent of any rule or regulation promulgated under the Securities Act, the Exchange Act, or under any other statute or at common law or otherwise and relating to action or inaction required of the Parent in connection with such registration; provided, however, that the Parent shall not be liable to any such Holder Indemnitee in respect of any claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement, or omission or alleged omission, made in reliance upon and in conformity with information furnished to the Parent by such Holder Indemnitee specifically for use in connection with such registration statement and prospectus or post-effective amendment.

                (f) To the fullest extent permitted by law, each selling Holder of Registrable Securities registered in accordance with Section 5.13 will indemnify the Parent, each Person, if any, who controls the Parent within the meaning of the Securities Act or the Exchange Act, each underwriter of Parent Common Stock and their respective affiliates, officers, directors, partners, successors and assigns (each a "Parent Indemnitee") against any actions, claims, losses, damages, liabilities and expenses to which they or any of them become subject under the Securities Act, the

 THE SYMBOL "[***]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN
  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        Exchange Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will promptly reimburse each Parent Indemnitee for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in any Registration Statement and any prospectus filed pursuant to Section 5.13 or any post-effective amendment thereto or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Parent by such Holder specifically for use in connection with such registration statement, prospectus or post-effective amendment; provided, however, that the obligations of each such selling Holder hereunder shall be limited to an amount equal to the proceeds to such Holder from the sale of such Holder's Registrable Securities as contemplated herein.

                (g) Each Person entitled to indemnification under this Section
        5.13 (a "Registration Indemnified Person") shall give notice to the party required to provide indemnification (the "Registration Indemnifying Person") promptly after such Registration Indemnified Person has actual knowledge of any claim as to which indemnity may be sought and shall permit the Registration Indemnifying Person to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Registration Indemnifying Person who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Registration Indemnified Person (whose approval shall not unreasonably be withheld), and the Registration Indemnified Person may participate in such defense at such party's expense (unless the Registration Indemnified Person has reasonably concluded that there may be a conflict of interest between the Registration Indemnifying Person and the Registration Indemnified Person in such action, in which case the fees and expenses of one counsel for such Registration Indemnified Person(s) shall be at the expense of the Registration Indemnifying Person), and provided further that the failure of any Registration Indemnified Person to give notice as provided herein shall not relieve the Registration Indemnifying Person of its obligations under this Section 5.13 except to the extent the Registration Indemnifying Person is materially prejudiced thereby. No Registration Indemnifying Person, in the defense of any such claim or litigation, shall (except with the consent of each Registration Indemnified Person) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Registration Indemnified Person of a release from all liability in respect to such claim or litigation. Each Registration Indemnified Person shall furnish such information regarding itself or the claim in question as a Registration Indemnifying Person may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                (h) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Parent or any Holder makes a claim for indemnification pursuant to this Section
        5.13 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this Section 5.13 provides for indemnification, in such case, then the Parent and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Parent on the one hand and of the Holder on the other in connection with

 THE SYMBOL "[***]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN
  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations or, if the allocation provided herein is not permitted by applicable law, in such proportion as shall be permitted by applicable law and reflect as nearly as possible the allocation provided herein. The relative fault of the Parent on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Parent on the one hand or by the Holder on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in any such case (i) no Holder will be required to contribute any amount in excess of the proceeds received by such Holder from the sale of Registrable Securities pursuant to the Registration Statement; and (ii) no Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

                (i) Within 10 days after the first anniversary of the Closing Date, Parent shall file or otherwise make available a registration statement on Form S-8 with respect to the Assumed Options unexercised on the first anniversary of the Effective Time, and maintain the effectiveness of such registration statement or registration statements for so long as such Assumed Options for which shares of Parent Common Stock were registered remain unexercised.

        Section 5.14 Employee Benefits.

                (a) Subject to Section 5.11, Parent agrees that individuals who are employed by Company immediately prior to the Effective Time shall become employees of Parent upon the Effective Time (each such employee, a "Company Employee"); provided, however, that this Section 5.14 shall not be construed to limit the ability of Company or any of its Subsidiaries to terminate the employment of any Company Employee at any time.

                (b) [***]

        Section 5.15 Incentive Bonus Pool. Subject to Section 8.1(b) and to the Retention Agreement of Founder, Parent shall pay to such Company Employees as Parent determines, after consultation with Founder, are eligible an aggregate of [***] (the "Incentive Bonus Pool"), [***], in three installments of [***] each on [***], or such earlier dates as Parent shall determine in its sole discretion (each an "Installment"); provided, however, that Parent may pay (i) up to [***] of the first Installment to employees who were not employees of Company prior to the Effective Time but who are employed at the time of payment of such Installment in connection with the business conducted by Company prior to the Effective Time (the "New Company Employees"), (ii) up to [***] of the second Installment to New Company Employees and (iii) up to [***] of the third Installment to New Company Employees. Subject to the Retention Agreement of Founder, Parent shall determine, after consultation with Founder, the actual amount of each Installment payable to Company Employees selected for payment in accordance with this Section 5.16. If Parent determines to pay an Installment in shares of Parent Common Stock, the number of shares to be issued shall be determined by dividing the dollar amount to be paid to Company Employees in Parent Common Stock by the average of the closing prices of Parent Common Stock as reported on the Nasdaq National Market during the five (5) trading days ending two (2) days prior to the date of issuance.

 THE SYMBOL "[***]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN
  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        Section 5.16 Option Grants. [***], Parent shall issue options to purchase an aggregate of [***] shares of Parent Common Stock pursuant to the terms of the 2001 Plan to Company Employees employed by Parent on the date of grant, allocated in such proportions and among such employees as Parent shall determine, subject to the Retention Agreement of and after consultation with Founder. The options shall have an exercise price equal to the fair market value of a share of Parent Common Stock on the date of grant calculated pursuant to the terms of the 2001 Plan and shall become exercisable with respect to [***] of the shares on the third anniversary of the date of grant if such optionee is an employee of Parent on such date and with respect to [***] of the shares on the fourth anniversary of the date of grant if such optionee is an employee of Parent on such date.

        Section 5.17 Repurchase Right. Parent shall have the right, at its sole discretion, to repurchase 60% (the "Repurchasable Shares") of the shares of Parent Common Stock issued to Founder (the "Founder Shares") pursuant to Article I in exchange for the 8,685,434 shares of Company Common Stock held by Founder at an aggregate price equal to the aggregate price Founder originally paid for the Founder Shares if Founder's employment with Parent is terminated by Parent with Cause or by Founder without Good Reason (as such terms are defined in the Retention Agreement), which right shall lapse if not exercised within 90 days following such termination. This right of repurchase shall lapse as to 50% of the Repurchasable Shares if Founder is employed by Company, Parent or any affiliate of Parent on the first anniversary of the Closing, as to an additional 33% of the Repurchasable Shares if Founder is employed by Company, Parent or any affiliate of Parent on the second anniversary of the Closing and as to the remaining 17% of the Repurchasable Shares if Founder is employed by Company, Parent or any affiliate of Parent on the third anniversary of the Closing. Parent's right of repurchase shall terminate with respect to shares for which the repurchase right has not already lapsed as of the death or Disability (as that term is defined in the Retention Agreement) of Founder.

        In the event of a Change of Control (as defined in the Retention Agreement), Founder will be deemed to have been employed by Parent for one full year in addition to Founder's actual service for purposes of determining the number of Repurchasable Shares for which the repurchase right has lapsed.

        Section 5.18 Amendment to Articles of Incorporation. Company shall promptly after the date hereof take all action necessary, including but not limited to obtaining the required approval of Company's Board of Directors and the Company Stockholders, in accordance with California Law and the Company's articles of incorporation and bylaws to amend Company's articles of incorporation to increase the number of authorized shares of Company Common Stock by 4,000,000 shares to a total of 19,000,000 shares of Company Common Stock.

        Section 5.19 Amendment to 2001 Plan. Company shall promptly after the date hereof take all action necessary, including but not limited to obtaining the required approval of Company's Board of Directors and the Company Stockholders, in accordance with California Law and the Company's articles of incorporation, bylaws and the 2001 Plan to amend the 2001 Plan to increase the number of shares of Company Common Stock authorized for issuance under the 2001 Plan by 5,000,000 shares to a total of 8,000,000 shares of Company Common Stock.

        Section 5.20 Purchase Price Adjustment.

                (a) Within sixty (60) days following the Closing Date, Parent shall cause to be prepared and delivered to the Shareholders' Agent an unaudited balance sheet of Company as of the Effective Time (the "Effective Time Balance Sheet"). The Effective Time Balance Sheet will be prepared in accordance with GAAP on a basis consistent with the most recent regularly prepared financial statements of Company.

 THE SYMBOL "[***]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN
  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                (b) In the event that Company's Net Assets at the Effective Time as set forth in the Effective Time Balance Sheet are (A) less than $1,000,000 by an amount less than $25,000, Parent will send an invoice to the Shareholders' Agent for the amount equal to such difference and the Shareholders' Agent shall pay such invoice within twenty (20) days of receipt, (B) less than $1,000,000 by an amount more than $25,000, the amount of the first installment of Installment Cash Merger Consideration will be reduced by the amount of such difference or (C) more than $1,000,000, Parent shall promptly pay the excess amount as additional Initial Cash Merger Consideration, provided, however, that if the Shareholders' Agent shall make an objection to the Effective Time Balance Sheet within twenty (20) days of receipt of the Effective Time Balance Sheet, Parent and the Shareholders' Agent shall attempt to resolve any such objections within ten (10) days of the receipt by Parent of such objection. If Parent and the Shareholders' Agent are unable to resolve any such objection within ten (10) days, Parent and the Shareholders' Agent shall promptly retain a mutually acceptable independent nationally recognized accounting firm to audit such Effective Time Balance Sheet, which audit shall be conclusive and binding upon Parent, Surviving Corporation, the Shareholders' Agent and the Company Shareholders, and none of Parent, Surviving Corporation, the Shareholders' Agent or any Company Shareholder shall have any further right to challenge the calculations, and the cost of such accounting firm's audit shall be borne by the Company Shareholders and be deducted from the value of the first installment of Installment Cash Merger Consideration if the amount of Net Assets at the Effective Time as calculated by such firm does not exceed the amount of Net Assets at the Effective Time as set forth in the Signing Date Balance Sheet or the Effective Time Balance Sheet by at least $25,000, otherwise Parent shall bear the cost of such audit.

                (c) Any payments made pursuant to Section 5.20(b) shall be treated as adjustments to the Cash Merger Consideration. Any payment by Parent under Section 5.20(b) shall increase the Initial Cash Consideration. Any payment to Parent under Section 5.20(b) shall reduce the Initial Cash Consideration or the Installment Cash Merger Consideration, as applicable.

        Section 5.21 Tax Matters.

                (a) Reorganization. Parent or Merger Sub shall use its reasonable best efforts (including the provision of customary representations and covenants) to permit counsel to render the opinion described in Section 6.3(f) and to ensure that its representations and covenants are true and correct. None of Company, Parent or Merger Sub shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations or covenants set forth in certificates delivered to such counsel in connection with such opinion.

                (b) Tax Filings and Audits. The Company Shareholders shall include the income of Company on their state and federal income Returns for all periods ending at or prior to the Effective Time (each an "S Corporation Period" and collectively, the "S Corporation Periods"). The taxable income of Company for its final S Corporation Period shall be computed using the "closing-of-the-books" method. Shareholders' Agent shall be responsible for timely filing all federal and state income Returns of Company for the final S Corporation Period. Such Returns will be prepared and filed in accordance with applicable law, in a manner consistent with past practices and in a manner that would have satisfied the representations in Section 2.9 if such Return had been filed at the Closing Date. Shareholders' Agent shall present such Returns to Parent for its review and approval, which shall not be unreasonably refused or delayed, at least ten days prior to the filing dates for such Returns. Shareholders' Agent shall control all audits, contests, or other proceedings with respect to the federal and state income Returns of the

 THE SYMBOL "[***]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN
  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        Company for all S Corporation Periods, provided that Shareholders' Agent shall provide copies of all written materials relating to such audits, contests, or other proceedings to Parent or its designee and shall not settle any such proceeding in a manner that would adversely affect Parent or the Surviving Corporation without the prior written consent of Parent, which shall not be unreasonably refused or delayed. Parent shall not settle any audit of a federal or state income Return of Company, Parent or the Surviving Corporation in a manner that would increase the income or decrease the losses, credits or deductions allocated to the Company Shareholders by reason of their ownership of Company Shares during the S Corporation Periods the prior written consent of Buyer, which consent shall not be unreasonably refused or delayed.

                (c) Except as contemplated by this Agreement, Parent shall not permit the Surviving Corporation, and the Surviving Corporation shall not, take any action on the Closing Date other than in the course of the Surviving Corporation's business that would result in an increase in the income tax liability of any Company Shareholder by reason of any income of the S Corporation that might be passed through to the Company Shareholders by reason of Company's status as an S corporation for purposes of federal and state law.

                (d) Section 83(b) Election. Founder shall timely make a protective Section 83(b) election in a form reasonably acceptable to Parent.

        Section 5.22 Indemnification of Company Officers and Directors. Parent and the Surviving Corporation shall cause to be maintained in effect for a period of six (6) years after the Effective Time, subject to any limitation imposed from time to time under applicable law, the current provisions regarding indemnification of current or former officers and directors of Company (each a "Company Indemnified Officer or Director") contained in the articles of incorporation, bylaws or the organizational documents of Company, provided that in the event any claim or claims are asserted or made within such six (6) year period, all rights to indemnification in respect of any claim or claims shall be continue until final disposition of any and all such claims for a period of two
(2) years. This covenant is intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Officer or Director and their respective heirs and legal representatives.

        Section 5.23 Consents. Company shall use reasonable efforts to obtain the consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger, as set forth in Schedule 2.5 of the Company Disclosure Schedule prior to the Closing Date.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

        Section 6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

                (a) Shareholder Approval. This Agreement and the Merger shall be approved and adopted by Company Shareholders holding not less than 95% of the Company Common Stock Outstanding.

                (b) No Injunctions or Restraints: Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be and

 THE SYMBOL "[***]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN
  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        remain in effect, nor shall any Proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking any of the foregoing be pending, which would have a Material Adverse Effect on either Parent or on Parent combined with the Surviving Corporation after the Effective Time, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

                (c) Governmental Approval. Parent, Company and Merger Sub and their respective Subsidiaries shall have timely obtained from each Governmental Entity all other approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act and under state securities or "blue sky" laws, other than filings and approvals relating to the Merger or affecting Parent's ownership of Company or any of its properties if failure to obtain such approval, waiver or consent would not have a Material Adverse Effect on Parent after the Effective Time.

        Section 6.2 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent:

                (a) Accuracy of Representations and Warranties. Each of the representations and warranties of Company in Sections 2.1 and 2.3 of this Agreement shall be true and correct in all respects, each as of the date when made and at and as of the Closing, except to the extent a representation or warranty speaks only as of an earlier date, and except for any changes as are permitted by this Agreement. Each of the representations and warranties of Company in Section 2.2 of this Agreement shall be true and correct in all material respects, each as of the date when made and at and as of the Closing, except to the extent a representation or warranty speaks only as of an earlier date, and except for any changes as are permitted by this Agreement. Each of the representations and warranties of Company in Sections 2.4 through 2.24 of this Agreement shall be true and correct in all respects (disregarding any materiality qualifiers, including without limitation, Material Adverse Effect), each as of the date when made and at and as of the Closing, except to the extent a representation or warranty speaks only as of an earlier date, except for any changes as are permitted by this Agreement, and except for any failure of such representations and warranties to be true and correct as would not have, individually or in the aggregate, a Material Adverse Effect on Company.

                (b) Performance of Obligations. Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

                (c) Certificate of Officers. Parent and Merger Sub shall have received a certificate executed on behalf of Company by the chief executive officer of Company certifying that the conditions set forth in
        Section 6.2(a), (b) and (f) have been satisfied.

                (d) No Litigation. There shall not be pending or threatened any suit, action or proceeding against Company by any Person (i) challenging the acquisition by Parent or Merger Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger, or seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Merger Sub or seeking to

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              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        obtain from Company, Parent or Merger Sub any damages that are material in relation to Company, (ii) seeking to prohibit or materially limit the ownership or operation by Company, Parent or any of Parent's Subsidiaries of any material portion of any business or of any assets of Company, Parent or any of Parent's Subsidiaries, or to compel Company, Parent or any of Parent's Subsidiaries to divest or hold separate any material portion of any business or of any assets of Company, Parent or any of Parent's Subsidiaries, as a result of the Merger or (iii) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of Company.

                (e) No Material Adverse Change. No change, effect, event, occurrence, development or state of facts shall have occurred since the date of this Agreement and be continuing which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Company.

                (f) Investor Representation Statement; Number of Shareholders. There shall be no more than thirty-five (35) Company Shareholders who are not "accredited investors" as defined in Rule 501 under the Securities Act.

                (g) Purchaser Representative. There shall be a Purchaser Representative (as defined in Regulation D under the Securities Act), reasonably satisfactory to Parent, representing each holder of Company Common Stock who is a Person and not an "accredited investor" as defined in Rule 501 under the Securities Act, and such Purchaser Representative shall have executed and delivered documentation reasonably satisfactory to Parent.

                (h) Retention Agreements and Non-Competition and Non-Solicitation Agreements. Each of the Key Shareholders of Company shall have entered into a Retention Agreement with Parent substantially in the form attached hereto as Exhibit 5.11(b), and Founder shall have entered into a Retention Agreement substantially in the form attached hereto as Exhibit 5.11(c).

                (i) Opinion. Counsel for Company shall have delivered to Parent an opinion in substantially the form attached hereto as Exhibit 6.2(i).

                (j) Withholding Certificate. Parent and Merger Sub shall have received a certificate executed on behalf of Company by the chief executive officer certifying that Company is not a United States real property holding corporation.

                (k) Section 83(b) Election. Founder shall have made appropriate preparation to make a protective Section 83(b) election promptly after the Effective Time.

        Section 6.3 Additional Conditions to Obligations of Company. The obligations of Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Company:

                (a) Accuracy of Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub in Sections 3.1 through 3.2 of this Agreement shall be true



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              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        and correct in all respects, each as of the date when made and at and as of the Closing, except to the extent a representation or warranty speaks only as of an earlier date, and except for any changes as are permitted by this Agreement. Each of the representations and warranties of Parent and Merger Sub in Section 3.4 of this Agreement shall be true and correct in all material respects, each as of the date when made and at and as of the Closing, except to the extent a representation or warranty speaks only as of an earlier date, and except for any changes as are permitted by this Agreement. Each of the representations and warranties of Parent and Merger Sub in Sections 3.3 and 3.5 through 3.8 of this Agreement shall be true and correct in all respects (disregarding any materiality qualifiers, including without limitation, Material Adverse Effect), each as of the date when made and at and as of the Closing, except to the extent a representation or warranty speaks only as of an earlier date, except for any changes as are permitted by this Agreement, and except for any failure of such representations and warranties to be true and correct as would not have, individually or in the aggregate, a Material Adverse Effect on Parent or Merger Sub.

                (b) Performance of Obligations. Parent and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing.

                (c) Certificate of Officers. Company shall have received a certificate executed on behalf of Parent and Merger Sub by the chief executive officer and chief financial officer of Parent and Merger Sub, respectively, certifying that the conditions set forth in Sections 6.3(a), (b) and (d) have been satisfied.

                (d) No Material Adverse Change. No change, effect, event, occurrence, development or state of facts shall have occurred since the date of this Agreement and be continuing which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Parent.

                (e) Opinion of Counsel. Counsel for Parent shall have delivered to Company an opinion in substantially the form of Exhibit 6.3(e) .

                (f) Tax Opinion. Company shall have received an opinion of Davis Polk & Wardwell in form and substance reasonably satisfactory to Company, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, and that each of Company, Parent and Merger Sub will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon customary representations of officers of Company, Parent and Merger Sub.

                (g) No Litigation. There shall not be pending or threatened any suit, action or proceeding against Parent or Merger Sub by any Person
        (i) challenging the acquisition by Parent or Merger Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger, or seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Merger Sub or seeking to obtain from Company, Parent or Merger Sub any damages that are material in relation to Company, (ii) seeking to prohibit or materially limit the ownership or operation by Company, Parent or any of Parent's Subsidiaries of any material portion of any business or of any assets of Company, Parent or any of Parent's Subsidiaries, or to compel



                                       47



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              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        Company, Parent or any of Parent's Subsidiaries to divest or hold separate any material portion of any business or of any assets of Company, Parent or any of Parent's Subsidiaries, as a result of the Merger or (iii) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of Company.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

        Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the Company Shareholders (with respect to Sections 7.1(b), (c) and (d), by written notice by the terminating party to the other party):

                (a) by the mutual written consent of Parent and Company;

                (b) by Parent or Company if the Merger shall not have been consummated by June 1, 2002, unless extended by mutual agreement of Parent and Company, provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available if such party's failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; or

                (c) by either Parent or Company if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except if the party relying on such order, decree or ruling or other action has not complied with its obligations under this Agreement;

                (d) by either Parent or Company if they are not in material breach of their obligations under this Agreement and if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in Section 6.1 or 6.2 (in the case of termination by Parent) or Section 6.1 or 6.3 (in the case of termination by Company) not to be satisfied and (ii) shall not have been cured within twenty (20) business days following receipt by the breaching party of written notice of such breach from the other party.

        Section 7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, there shall be no liability or obligation on the part of Parent, Company, Merger Sub or their respective officers, directors or stockholders, except to the extent that such termination results from the breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided that the provisions of Section
7.1 and Article VIII shall remain in full force and effect and survive any termination of this Agreement.

        Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger to the Company Shareholders. The Company Shareholders agree that any amendment of this Agreement signed by the Shareholders' Agent shall be binding upon and effective against the Company Shareholders whether or not they have signed such amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.



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  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



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        Section 7.4 Extension, Waiver. At any time prior to the Effective Time, the parties hereto, to the extent legally allowed, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive, to the extent permitted by applicable law, compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. For purposes of this Section 7.4, the Company Shareholders agree that any extension or waiver signed by the Shareholders' Agent shall be binding upon and effective against all Company Shareholders whether or not they have signed such extension or waiver.

                                  ARTICLE VIII
                                 INDEMNIFICATION

        Section 8.1 Indemnification.

                (a) Survival of Representations and Warranties. All representations and warranties made by Company, Parent or Merger Sub herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing and continue in full force and effect for a period of [***] after the Closing Date; provided, however, that
        (i) the representations and warranties contained in Sections [***] shall survive for a period of [***] after the Closing Date and (ii) claims, if any, asserted in writing prior to the applicable expiration date set forth above and identified as claims for indemnification pursuant to this Article VIII shall survive until finally resolved and satisfied in full if the party entitled to indemnification prevails in establishing its right to indemnification.

                (b) Indemnification by the Company Shareholders.

                        (i) Subject to the limitations set forth in this Article
                VIII, each of the Company Shareholders will [***], in the same proportion that each Company Shareholder's number of shares of Company Common Stock held just prior to the Effective Time bears to the Fully Diluted Company Common Stock Outstanding (the "Company Shareholder's Pro Rata Share"), indemnify and hold harmless Parent and the Surviving Corporation and their respective officers, directors, agents, attorneys and employees, and each Person, if any, who controls or may control Parent or the Surviving Corporation within the meaning of the Securities Act (hereinafter "Parent Indemnified Persons") from and against such Company Shareholder's Pro Rata Share of any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees (collectively, "Damages") incurred or sustained by Parent Indemnified Persons as a result of:

                                (1) [***];

                                or

                                (2) [***].

                        (ii) The maximum liability of each Company Shareholder
                for Damages from breaches of representations and warranties contained in Sections [***] (excluding [***] shall be, that Indemnifying Shareholder's Pro Rata Share of $[***]. The maximum liability of each Company Shareholder for Damages under this
                Article VIII (including



                                       49



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              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



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                pursuant to the foregoing sentence) shall be that Indemnify
                Shareholder's Pro Rata Share of $[***]. In the event any Indemnifying Shareholder forfeits unvested Merger Consideration (including without limitation, pursuant to any repurchase right) the amount of unvested Merger Consideration so forfeited shall count towards the maximum liability of that Indemnifying Shareholder for Damages set forth above.

                        (iii) In the event a Company Shareholder is required to
                make any payments to Parent to cover indemnification obligations under this Article VIII, such Company Shareholder shall be entitled to make some or all of such payment in cash, and to the extent not so paid in cash, Parent shall (A) withhold any unpaid amount from such Company Shareholder's allocation of the Installment Cash Merger Consideration; (B) to the extent not paid pursuant to the foregoing, require return of shares of Parent Common Stock issued to such Company Shareholder in the Merger in the amount of such Company Shareholder's unpaid indemnification obligation, such shares valued at the Average Closing Price; (C) to the extent not paid pursuant to the foregoing, cancel outstanding options to purchase Parent Common Stock held by such Company Shareholder in the amount of such Company Shareholder's unpaid indemnification obligation, such shares valued at the difference equal to the Average Closing Price minus the per share exercise price of the option, provided that the Average Closing Price exceeds the exercise price; and
                (D) to the extent not paid pursuant to the foregoing, to withhold any unpaid amount from such Company Shareholder's allocation, if any, of the Incentive Bonus Pool.

                        (iv) Nothing in this Agreement shall limit the liability
                in amount or otherwise (A) of any Company Shareholder in connection with any breach by such shareholder of any representation or covenant in the Investor Representation Statement delivered pursuant hereto or (B) of Company or any Company Shareholder with respect to fraud, criminal activity or intentional breach of any covenant contained in this Agreement.

                (c) Indemnification by Parent and Merger Sub. Subject to the limitations set forth in this Article VIII, Parent hereby agrees to indemnify, defend and hold harmless the Company Shareholders and their respective officers, directors, agents, attorneys and employees (hereinafter "Company Indemnified Persons") from and against any and all Damages incurred or sustained by Company Indemnified Persons as a result of:

                        (i) any inaccuracy or breach of any representation or
                warranty Parent or Merger Sub contained herein or under any other agreement executed and delivered by the parties in furtherance of the transactions described herein; or

                        (ii) a breach by Parent or Merger Sub of any covenant or
                other agreement contained herein (other than the covenants and agreements set forth in Section 5.13, which are specifically covered in Section 5.13) or under any other agreement executed and delivered by the parties in furtherance of the transactions described herein.

                (d) Deductible for Claims. No claim for Damages arising out of any misrepresentation or breach of the representations and warranties shall be made under Article VIII unless the aggregate of Damages for which claims are made hereunder by Company Indemnified Persons or Parent Indemnified Persons, as the case may be, exceeds $[***], in which case Company Indemnified Person or Parent Indemnified Person, as the case may be, shall be entitled to seek compensation for all Damages without regard to the limitation set forth in this Section 8.1(d).



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              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



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        Section 8.2 Claims by Company or Parent Indemnitees.

                (a) Whenever a claim shall arise for which indemnification may be sought, each party entitled to indemnification (each, an "Indemnified Party") shall promptly give written notice (the "Indemnification Notice") to the Shareholders' Agent and each party obligated to provide the indemnity (each, an "Indemnifying Party") that with respect to the indemnification obligations set forth in Section 8.1, Damages exist and specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each item was paid or properly accrued or arose, and the nature of the misrepresentation, breach of warranty or covenant or other claim to which such item is related; provided, however, that the failure to give timely notice shall not relieve the Indemnifying Party from any obligation under this Agreement, except to the extent, if any, that the Shareholders' Agent or Indemnifying Party is prejudiced thereby.

                (b) Each Indemnifying Party and/or the Shareholders' Agent shall have thirty (30) days after delivery of the Indemnification Notice to object to any claim or claims made by such Indemnification Notice in a written statement delivered to the Shareholders' Agent, each Indemnifying Party and each Indemnified Party, which objection shall state in reasonable detail the basis for such objection. In the event no Indemnifying Party objects and the Shareholders' Agent does not object within such thirty (30) day period, the amount set forth in such Indemnification Notice with respect to that Indemnifying Party shall be paid as set forth in 8.2(b)(ii). In the event the Indemnifying Party and/or the Shareholders' Agent objects in writing to any claim or claims made in the Indemnification Notice, the Indemnified Party shall have thirty (30) days to respond in a written statement to the objection of the Indemnifying Party and/or the Shareholders' Agent. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders' Agent and Parent shall attempt in good faith for sixty
        (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. The Indemnifying Party shall, as agreed in such memorandum, make payment for claims or other disposition as agreed in such memorandum and such payment or performance shall satisfy all of the Indemnifying Party obligations as to such claim.

                (c) The Shareholders' Agent, on behalf of the Indemnifying Shareholders, shall have the right, but not the obligation, exercisable by written notice to the Indemnified Party within thirty (30) days of receipt of notice from the Indemnified Party of the commencement of or assertion of any claim, action, suit or proceeding by a third party in respect of which indemnity may be sought hereunder against the Indemnifying Shareholders (a "Third Party Claim"), to assume, at its own expense, the defense and control the settlement of such Third-Party Claim that (i) involves (and continues to involve) solely money damages or (ii) involves (and continues to involve) claims for both money damages and equitable relief against the Indemnified Party that cannot be severed, where the claims for money damages are the primary claims asserted by the third party and the claims for equitable relief are incidental to the claims for money damages. The Shareholders' Agent on behalf of the Indemnifying Shareholders shall have the right to participate in, at its own expense, the defense of any Third-Party Claim that the Indemnified Party is defending, as provided in this Agreement. The Shareholders' Agent, if it has assumed the defense of any Third-Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld) unless such settlement or judgment relates solely to monetary damages. The Shareholders' Agent shall not, without the Indemnified Party's prior written consent, enter into any compromise or settlement that (i) commits the Indemnified Party to take, or to forbear to take, any action or (ii) does not provide



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        for a complete release by such third party of the Indemnified Party. The
        Indemnified Party shall have the sole and exclusive right to settle any Third-Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third-Party Claim involves equitable or other non-monetary relief against the Indemnified Party, and shall have the right to settle any Third-Party Claim involving money damages for which the Shareholders' Agent has not assumed the defense pursuant to this Section 8.2(c) with the written consent of the Shareholders' Agent, which consent shall not be unreasonably withheld or delayed.

        Section 8.3 Resolution of Conflicts and Arbitration.

                (a) If no agreement can be reached after good faith negotiation between the parties pursuant to Sections 8.2, either Parent or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Parent and the Shareholders' Agent shall agree on the arbitrator; provided, however, that if Parent and the Shareholders' Agent cannot agree on the arbitrator, either Parent or the Shareholders' Agent can request that the American Arbitration Association select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusions of law which shall set forth the basis for the decision of the arbitrator. Subject to the foregoing sentence, the decision of the arbitrator as to the validity and amount of any claim in the Indemnification Notice shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Article VIII hereof, the parties shall be entitled to act in accordance with such decision and the parties shall be entitled to make or withhold payments in accordance therewith.

                (b) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Menlo Park, California under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 8.3(b), in any arbitration hereunder in which any claim or the amount thereof stated in the Indemnification Notice is at issue, the Indemnified Party shall be deemed to be the non-prevailing party unless the arbitrator awards the Indemnified Party more than one-half (1/2) of the amount in dispute, in which case the Indemnifying Party shall be deemed to be the non-prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of the arbitrator and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

        Section 8.4 Shareholders' Agent.

                (a) Founder shall be constituted and appointed as agent ("Shareholders' Agent") for and on behalf of the Company Shareholders to give and receive notices and communications, to make any determinations or take any actions, including to resolve any disputes, in connection with the



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              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        determination of Net Assets and purchase price adjustment provided in
        Section 5.20, to make claims on behalf of the Company Shareholders pursuant to Section 8.2, or to respond to claims against the Indemnifying Shareholders pursuant to Section 8.1, including to authorize withholding of cash from the Installment Cash Merger Consideration and the Incentive Bonus Pool in satisfaction of claims by Parent, to object to such claims or withholdings, or to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, such claims under Section 8.1 or Section 8.2, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services.

                (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company Shareholders shall severally indemnify the Shareholders' Agent and hold the Shareholders' Agent harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder, as the same may be modified, amended or supplemented.

                (c) The Shareholders' Agent may rely on and shall be protected in relying on or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Shareholders' Agent shall not be liable for other parties' forgeries, fraud or false representations.

                (d) The Shareholders' Agent shall have reasonable access to information about Parent and the reasonable assistance of Parent's officers and employees for purposes of performing his duties and exercising his rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Parent and its Subsidiaries to anyone (except on a need to know basis to individuals who agree to treat such information confidentially)

                (e) The Shareholders' Agent shall be responsible for timely filing all federal and state income tax returns of Company for taxable periods (or portions thereof) ending on or before the Effective Time of the Merger and shall control all audits, controversies or other proceedings with respect thereof.

                (f) Each Company Shareholder shall be responsible for its pro rata share (determined by the proportion that such Company Shareholder's Merger Consideration bears to the total Merger Consideration) of any expenses of or incurred by Shareholders' Agent, and Parent is authorized to and agrees to pay such expenses of or incurred by Shareholders' Agent out of Installment Cash Merger Consideration or other Merger Consideration at the time such amount would otherwise be payable to such Company Shareholder.

        Section 8.5 Actions of the Shareholders' Agent. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all Company Shareholders and shall be final, binding and conclusive upon each such Company Shareholder, and Parent may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Company Shareholder. Parent is hereby relieved from any liability to any Person for any acts done by it in accordance with such decision, act, consent or instruction of the Shareholders' Agent.



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  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   ARTICLE IX
                               GENERAL PROVISIONS

        Section 9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered if delivered personally (upon receipt), or three (3) business days after being mailed by registered or certified mail, postage prepaid (return receipt requested), or one (1) business day after it is sent by commercial overnight courier service, or upon transmission, if sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                (a) if to Parent or Merger Sub, to:

                      Virage Logic Corporation
                      46501 Landing Parkway
                      Fremont, CA  94538
                      Attention: James R. Pekarsky, Chief Financial Officer
                      Fax:  (510) 360-8099
                      Tel:  (510) 360-8000

                      with a copy to (which shall not constitute notice):

                      Heller Ehrman White & McAuliffe LLP
                      275 Middlefield Road
                      Menlo Park, CA  94025
                      Attention:  Sarah A. O'Dowd, Esq.
                      Fax: (650) 324-0638
                      Tel: (650) 324-7000

                (b) if to Company, to:

                      In-Chip Systems, Inc.
                      111 W. Evelyn, Suite 202
                      Sunnyvale, CA  94086
                      Attention:  Tushar Gheewala, President
                                  and Chief Executive Officer
                      Fax:  (408) 732-1702
                      Tel:  (408) 732-1094

                      with a copy to (which shall not constitute notice):

                      Davis Polk & Wardwell
                      1600 El Camino Real
                      Menlo Park, CA 94025
                      Attention:  David W. Ferguson, Esq.
                      Fax: (650) 752-2111
                      Tel: (650) 752-2000

                (c) if to Shareholders' Agent, to:



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                      Tushar Gheewala
                      c/o In-Chip Systems, Inc.
                      111 W. Evelyn Avenue
                      Sunnyvale, CA  94086
                      Fax:  (408) 732-1702
                      Tel:  (408) 732-1094 ext. 307

                      with a copy to (which shall not constitute notice):

                      Davis Polk & Wardwell
                      1600 El Camino Real
                      Menlo Park, CA 94025

                      Attention: David W. Ferguson, Esq.
                      Fax: (650) 752-2111
                      Tel: (650) 752-2000

        Section 9.2 Definitions. For purposes of this Agreement:

                (a) an "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

                (b) any reference to a party's "knowledge" means

                      (i) for purposes of the matters covered by Section 2.12
               hereof, such party's actual knowledge after due inquiry of (A) officers, (B) directors and (C) employees of such party with substantive responsibility for the applicable business functions, including without limitation with respect to Company Registered Intellectual Property after due inquiry of the law firm with patent attorneys who prosecuted each application for Company Registered Intellectual Property and were responsible for conducting a search for applicable U.S. patents and other prior art in connection therewith.

                      (ii) for all purposes other than the matters covered by
               Section 2.12 hereof, such party's actual knowledge after due inquiry of (A) officers, (B) directors and (C) employees of such party with substantive responsibility for the applicable business functions.

                (c) any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of such entity or group of entities;

                (d) "Material Adverse Effect" means, with respect to any Person, any change, effect, event, occurrence or state of facts (or any development that had or could reasonably be expected to have any change or effect) that had or would reasonably be expected to have a material adverse effect on the [***] of such Person and its Subsidiaries, if any, taken as a whole, or the ability to consummate the transactions contemplated hereby; provided, however, none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been a Material Adverse Effect: (i) [***];



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                (e) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

                (f) "Subsidiary" of any Person means, with respect to such Person, any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

        Section 9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        Section 9.4 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Company Disclosure Schedule and the Parent Disclosure Schedule, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms, (b) except as set forth in Section 9.9, are not intended to confer upon any other Person any rights or remedies hereunder, and (c) shall not be assigned by operation of law or otherwise without the written consent of the other party.

        Section 9.5 Severability. In the event that any provision of this Agreement, or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        Section 9.6 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        Section 9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to parties residing in California, without regard applicable principles of conflicts of law.

        Section 9.8 Waiver of Jury Trial.

                (a) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY



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        ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS
        CONTEMPLATED HEREBY OR THEREBY.

                (b) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.8.

        Section 9.9 Rules of Construction. The captions in this Agreement, including but not limited to specific section number references included in the Company Disclosure Schedule, are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day. References to the term "business day" shall mean any day which is not a Saturday, Sunday or day on which banks in San Francisco, California are authorized or required by law to close. The disclosure of any matter in the Company Disclosure Schedule hereto shall expressly not be deemed to constitute an admission by Company, Parent or Merger Sub, or to otherwise imply, that any such matter is material for the purposes of this Agreement. The mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence or terms of the document or other item itself). The parties have participated jointly, and have been represented by counsel, in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

        Section 9.10 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns; provided that the directors and officers of Company and the Company Shareholders shall be third party beneficiaries as to provisions herein (Sections 5.13 and 5.22, as applicable) intended to benefit them.

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 THE SYMBOL "[***]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN
  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



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        IN WITNESS WHEREOF, Company, Parent and Merger Sub have caused this
Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

                                        IN-CHIP SYSTEMS, INC.


                                        By: /s/ Tushar Gheewala
                                           -------------------------------------
                                           Name:  Tushar Gheewala
                                           Title: President and Chief
                                                  Executive Officer

                                        VIRAGE LOGIC CORPORATION


                                        By: /s/Adam Kablanian
                                           -------------------------------------
                                           Name:  Adam Kablanian
                                           Title: President and Chief Executive
                                                  Officer

                                        IN-CHIP ACQUISITION, INC.


                                        By: /s/ Alexander Shubat
                                           -------------------------------------
                                           Name:  Alexander Shubat
                                           Title: President



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 THE SYMBOL "[***]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN
  OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS
              BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.